UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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ICU MEDICAL, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ICU MEDICAL, INC.
951 Calle Amanecer
San Clemente, California 92673-6213

NOTICE OF THE 2017 ANNUAL MEETING OF STOCKHOLDERS
To be held May 9, 2017

The 2017 Annual Meeting of Stockholders ("Annual Meeting") of ICU Medical, Inc. (the ''Company'') will be held virtually, exclusively via online live webcast at www.virtualshareholdermeeting.com/ICUI2017 on Tuesday, May 9, 2017 at 9:00 a.m., Pacific Daylight Time.

At the meeting, stockholders will be asked to:

1.
To elect the following eight directors of the Company to serve until the next annual meeting of stockholders or until their successors have been elected and qualified: Vivek Jain, George A. Lopez, M.D., Joseph R. Saucedo, Richard H. Sherman, M.D., Robert S. Swinney, M.D., David C. Greenberg, Elisha W. Finney, and Douglas E. Giordano.

2.
To consider a proposal to approve the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan, including an increase to the number of shares under the plan by 1,425,000 shares to 4,179,510 shares;

3.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2017;

4.	To hold an advisory vote to approve our named executive officer compensation;

5.	To hold an advisory vote to determine the frequency of future advisory votes on our named executive officer compensation; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We are not aware of any other business to come before the Annual Meeting.

The Board of Directors has determined that only holders of common stock, par value $0.10, of the Company of record as of the close of business on March 24, 2017 will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the above address, and electronically during the meeting at www.virtualshareholdermeeting.com/ICUI2017.

All stockholders are invited to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/ICUI2017. Any stockholder attending the Annual Meeting virtually may vote online while polls are open during the Annual Meeting even if such stockholder returned a proxy.

By Order of the Board of Directors
Virginia Sanzone, Vice President General Counsel and Secretary
San Clemente, CA
April 10, 2017

Proposal 5 - Advisory Vote to Determine Frequency of Future Advisory Vote to Approve Named Executive Officer Compensation	46
ANNUAL REPORT	46
NOMINATION OF DIRECTORS AND SUBMISSION OF STOCKHOLDER PROPOSALS	46
OTHER MATTERS	47
SOLICITATION OF PROXIES	47
ANNEX A	48
ANNEX B	50

ICU Medical, Inc.
951 Calle Amanecer
San Clemente, California 92673-6213

PROXY STATEMENT
FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

April 10, 2017

This Proxy Statement is furnished to the stockholders of ICU Medical, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the 2017 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The Notice, this Proxy Statement, the annual report to stockholders and the proxy card are being made available to stockholders on or about April 10, 2017.

Annual Meeting of Stockholders

Time and Date

The Annual Meeting will be held virtually on Tuesday May 9, 2017 at 9 a.m. Pacific Daylight Time. Stockholders may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ICUI2017

Record Date

As of March 24, 2017 the outstanding voting securities of the Company consisted of 19,797,197 shares of $0.10 par value common stock (the “Common Stock”).

Voting

Each stockholder of record at the close of business on March 24, 2017 is entitled to one vote for each share held as of that date on each matter submitted to a vote of stockholders. The presence in person electronically or by proxy of holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of such business as shall properly come before the Annual Meeting. There are no cumulative voting rights.

Voting Matters

•	Elect eight directors.

•	Approve the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan, including an increase to the number of shares under the Plan by 1,425,000.

•	Ratify Deloitte & Touche LLP as our independent auditor for fiscal year 2017.

•	Advisory vote on executive compensation.

•	Advisory vote on frequency of future votes on executive compensation.

•	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Additional voting information about voting at the Annual Meeting is detailed below. Stockholders may also obtain additional information about accessing and voting during the Annual Meeting by calling Investor Relations at (800) 824-7890.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ONLINE ON MAY 9, 2017

This proxy statement and the annual report to stockholders are available at http://ir.icumed.com.

You will be able to attend the Annual Meeting, vote, and submit your questions prior to or during the meeting via the Internet only by visiting www.virtualshareholdermeeting.com/ICUI2017. Access the website at least 10 minutes before the beginning of the meeting to register your attendance and complete the verification procedures to confirm that you were a stockholder of record as of March 24, 2017, the record date. To access the virtual Annual Meeting at the above website you will need to enter your unique control number provided to you on your proxy card to verify your identity.

YOUR VOTE IS IMPORTANT
Whether or not you expect to attend the Annual Meeting via live webcast, please vote as soon as possible to ensure your vote is counted at the meeting. Please complete, sign, date and return the enclosed proxy promptly or submit your proxy over the Internet or by telephone. If you are a stockholder of record and attend the virtual Annual Meeting, you may withdraw your proxy and vote electronically during the virtual Annual Meeting. You will find information on submitting your proxy over the Internet and by telephone and information about voting electronically during the Annual Meeting below under Voting Information.
THANK YOU FOR ACTING PROMPTLY

QUESTIONS AND ANSWERS ABOUT THE VIRTUAL ANNUAL MEETING AND PROXY MATERIALS

Voting Information

How do I submit my proxy?

You will have the opportunity to attend the virtual Annual Meeting and vote electronically during the virtual Annual Meeting if you choose. Whether or not you vote electronically during the virtual Annual Meeting, it is important that your shares be represented and voted. If you are a stockholder of record, you can give a proxy to have your shares voted at the virtual Annual Meeting either:

•	by mailing the enclosed proxy card in the enclosed envelope. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted;

•	electronically, via the Internet by accessing www.proxyvote.com using your control number on your proxy card until 11:59 P.M. Eastern Time the day before the meeting date; or

•	over the telephone by calling toll free number 1-800-690-6903 until 11:59 P.M. Eastern Time the day before the meeting date.

The Internet and telephone proxy submission procedures are set up for your convenience and are designed to verify your identity, to allow you to give voting instructions, and to confirm that those instructions have been properly recorded. If you are a stockholder of record and you would like to submit your proxy by telephone or by using the Internet, please refer to the specific instructions on the attachment to the enclosed proxy card. Alternatively, you may submit your proxy by mail by returning your signed proxy card in the enclosed envelope. If we receive your proxy by mail, electronically or by telephone before the Annual Meeting, we will vote your shares as you direct.

If you hold your shares in “street name,” you must give voting instructions in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How can I vote my shares during the virtual meeting?

The procedures for voting during the Annual Meeting are designed to verify your identity and allow you to vote. You should retain the attachment to the proxy card enclosed with this Proxy Statement on which your unique control number appears. You will need to write this control number on your ballot to verify your identity.

To vote during the meeting, visit www.virtualshareholdermeeting.com/ICUI2017 and vote electronically. Electronically submitted ballots must be received before the polls are closed during the Annual Meeting to be counted. We anticipate that the polls will be open from approximately 9:05 to 9:20 A.M. PDT on May 9, 2017.

Even if you currently plan to electronically attend the virtual Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. If you vote by proxy and then decide to electronically attend the virtual Annual Meeting, you will be able to vote electronically during the Annual Meeting, even if you have previously submitted your proxy.

How can I request proxy materials?

To request a print or electronic copy of our Proxy Statement, Annual Report to Stockholders and proxy card, you may call our toll-free telephone number at (800) 824-7890; email us at ir@icumed.com; or visit our web site at www.icumed.com.

Your vote is important. Thank you for voting.

Voting Matters and Board Recommendations
The Board is not aware of any matter that will be presented for a vote at the 2017 Annual Shareholder's Meeting other than those shown below.
The term ''broker non-votes'' refers to shares held by a broker in street name that are present by proxy but are not voted pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. Broker non-votes on non-routine matters are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter but are counted as present for quorum purposes. Of the proposals to be considered at the Annual Meeting, only the ratification of the selection of the independent registered public accountant is considered to be a routine matter on which brokers may vote without instructions from beneficial owners. The approval of the election of directors, the approval of the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan, the advisory vote to approve named executive officer compensation and the advisory vote on the frequency of holding an advisory vote on executive compensation are considered non-routine matters on which your brokers may not vote without instructions from you as the beneficial owners.
Assuming that a quorum is present, the votes required to approve the matters before the Annual Meeting are as follows:

•
Election of Directors: The election of directors will be decided by a plurality of the votes. The eight director nominees receiving the most votes will be elected. In an uncontested election of directors (one in which the only nominees are those nominated by the Board), any nominee who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election shall, within 10 days following the certification of the stockholder vote, tender his or her written resignation to the Chairperson of the Board for consideration by the Nominating/Corporate Governance Committee of the Board ("the Nominating Committee"). The Nominating Committee shall consider such tendered resignation and within 60 days following the certification of the stockholder vote, shall make a recommendation to the Board concerning the acceptance or rejection of the resignation.

•
Approval of the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan, including an increase to the number of shares under the plan by 1,425,000 shares to 4,179,510 shares: Stockholder approval of this matter requires the affirmative vote of a majority of the outstanding shares of common stock, par value $0.10, of the Company (the “Common Stock”) entitled to vote thereon and present in person or by proxy. Abstentions will therefore have the same effect as an “Against” vote with respect to this proposal, but broker non-votes are not counted as entitled to vote and will have no effect on the vote for this matter;

•
Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm: Stockholder approval of this matter requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon and present in person or by proxy. Abstentions and broker non-votes will therefore have the same effect as an “Against” vote with respect to this proposal. As brokers have the authority to vote on this matter, broker non-votes are not expected.

•
Advisory Vote on our Named Executive Officer Compensation: Stockholder approval of this matter requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon and present in person or by proxy. Abstentions will therefore have the same effect as an “Against” vote with respect to this proposal, but broker non-votes are not counted as entitled to vote and will have no effect on the vote for this matter.

•
Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation: Stockholder approval of this matter requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon and present in person or by proxy. Broker non-votes are not counted as entitled to vote and thus will have no effect on the outcome of this matter. With respect to this matter, if none of the frequency alternatives (one year, two years or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders..

Board Recommendations

The Board recommends that you vote:

•	FOR the election of the eight nominees for election to the Board to serve until the next annual meeting of stockholders or until their successors have been elected and qualified;

•	FOR the approval of the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan;

•	FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017;

•	FOR the approval, on an advisory basis, of our named executive officer compensation; and

•	ONE YEAR on the frequency of holding future advisory votes on our named executive officer compensation.
Virtual Annual Meeting Attendance
The Annual Meeting will be held entirely virtually, as permitted by Delaware law. The Annual Meeting is to be held virtually at www.virtualshareholdermeeting.com/ICUI2017, on Tuesday, May 9, 2017 at 9:00 a.m., Pacific Daylight Time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. There will be no physical location at which stockholders may attend the Annual Meeting, but stockholders may attend and participate in the meeting electronically. Stockholders who participate in the virtual Annual Meeting will be deemed to be present in person and will be able to vote during the Annual Meeting at the times that the polls are open. Stockholders who wish to attend the meeting should go to www.virtualshareholdermeeting.com/ICUI2017, at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were stockholders of record as of March 24, 2017, the record date. Stockholders of record will need to provide the control number on the attachment to the enclosed proxy card to verify their identity.

Beneficial owners whose stock is held for them in street name by their brokers or other nominees may also attend the meeting by going to www.virtualshareholdermeeting.com/ICUI2017, at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were stockholders as of the record date. Such beneficial owners may not vote at the meeting, and may only cause their shares to be voted by providing voting instructions to the persons who hold the beneficial owners’ shares for them. Beneficial owners will need to provide the name of the broker or other nominee that holds their shares to gain access to the virtual meeting.

Revoking or Changing Your Vote

A stockholder giving a proxy may revoke its vote at any time before it is voted at the Annual Meeting by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the Annual Meeting electronically and elects to vote electronically during the meeting. Subject to such revocation or suspension, all shares represented by each properly executed proxy or electronic vote received by the Company will be voted in accordance with the instructions indicated thereon, and if instructions are not indicated, will be voted in favor of (i) the election of the nominees for director named in or otherwise nominated as set forth in this proxy statement, (ii) the approval of the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan; (iii) the ratification of the selection of the independent registered public accounting firm, (iv) the approval, on an advisory basis, of our named executive officer compensation, (v) “one year” on the frequency of holding future advisory votes on our named executive officer compensation and (vi) in the discretion of the proxy holders, any other business that comes before the meeting. Currently, no matter is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters are properly brought before the Annual Meeting for action, it is intended that the shares of our Common Stock represented by proxies will be voted by the persons named as proxies on the proxy card in accordance with their discretion on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as to shares of Common Stock owned as of March 24, 2017, by (a) each director and each nominee, (b) each named executive officer and (c) all directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, and subject to community property laws where applicable, the Company believes that the persons as to whom the information is given have sole voting and investment power over the shares listed as beneficially owned. The business address of the Company’s directors and officers, the George A. Lopez, M.D. Second Family Limited Partnership and the Lopez Family Trust is 951 Calle Amanecer, San Clemente, California 92673.
Stock Ownership of Management

		Shares of Common Stock Owned	Shares Acquirable	Total Shares Beneficially Owned	Percent of Outstanding Shares (1)
	Joseph R. Saucedo	2,728	35,115	37,843	*
	Richard H. Sherman, M.D.	69,199	29,115	98,314	*
	Robert S. Swinney, M.D.	14,644	51,115	65,759	*	(2)
	George A. Lopez, M.D.	1,566,759	208,433	1,775,192	8.9%	(3)
	David C. Greenberg	1,292	6,081	7,373	*	(4)
	Elisha W. Finney	362	4,452	4,814	*
	Vivek Jain	41,946	575,519	617,465	3.0%
	Scott E. Lamb	5,839	133,451	139,290	*
	Alison D. Burcar	2,288	82,913	85,201	*
	Tom McCall	857	7,107	7,964	*
	Steven C. Riggs	1,326	13,534	14,860	*
	Douglas E. Giordano	—	—	—	n/a
	All directors and executive officers as a group (12 persons)	1,707,240	1,146,835	2,854,075	13.6%
____________________________
* Represents less than 1% of our outstanding Common Stock

(1)
The beneficial ownership percentage of each stockholder is calculated based on the number of shares of Common Stock outstanding as of March 24, 2017, plus each beneficial owner's RSUs that vest within 60 days of March 24, 2017, plus each beneficial owner's outstanding options to acquire Common Stock exercisable or exercisable within 60 days of March 24, 2017 held by the beneficial owner whose percent of outstanding stock is calculated.

(2)	Does not include 1,125 shares owned by Dr. Swinney's wife as to which he has no voting or investment power and disclaims any beneficial ownership of such shares.
(3)
Includes 986,843 shares owned by the George A. Lopez, M.D. Second Family Limited Partnership (the “Partnership”), representing 5.0% of the total shares of Common Stock outstanding as of March 24, 2017. Dr. Lopez is the general partner of the Partnership and holds a 1% general partnership interest in the Partnership. As general partner, he has the power to vote and power to dispose of the 986,843 shares owned by the Partnership and may be deemed to be a beneficial owner of such shares. Trusts for the benefit of Dr. Lopez’s children, the Christopher George Lopez Children’s Trust and the Nicholas George Lopez Children’s Trust (collectively, the "Trusts"), own a 99% limited partnership interest in the Partnership. Dr. Lopez is not a trustee of and has no interest in his children’s Trusts. Except to the extent of the undivided one percent general partnership interest in the assets of the Partnership, Dr. Lopez disclaims any beneficial ownership of the shares owned by the Partnership.

Includes 4,002 shares owned by the Lopez Family Trust. Dr. Lopez is a trustee and beneficiary of the Lopez Family Trust. Includes 173,950 shares held by Dr. Lopez as Trustee of the Lopez Charitable Remainder Trust #1 for the benefit of Dr. Lopez.

(4)	Includes 500 shares held by David C. Greenberg, TTEE David C. Greenberg, Declaration of Trust.

5% or More Beneficial Ownership

	Name and Address of Beneficial Owner	Shares of Common Stock Owned	Percent of Outstanding Shares
	Pfizer Inc.	3,200,000	16.2%	(1)(2)
	235 East 42nd Street, New York, NY 10017

	BlackRock Inc.	1,650,899	8.3%	(1)(3)
	55 East 52nd Street, New York, NY 10055

	The Vanguard Group, Inc.	1,266,725	6.4%	(1)(4)
	100 Vanguard Blvd, Malvern, PA 19355
____________________________
(1)
Information included solely in reliance on information included in statements filed with the Securities and Exchange Commission ("SEC") pursuant to Section 13(d) or Section 13(g) of the Securities Act of 1934, as amended, by the indicated holder.

(2)
Pfizer, Inc. stated in its Schedule 13D filing with the SEC on February 13, 2017 that, of the 3,200,000 shares beneficially owned, it has shared voting power with respect to all 3,200,000 shares and shared dispositive power with respect to all 3,200,000 shares with its indirectly wholly owned affiliates, C.P. Pharmaceuticals International C.V., Pfizer Production LLC, and Pfizer Manufacturing LLC.

(3)
BlackRock, Inc. stated in its Schedule 13G/A filing with the SEC on January 9, 2017 that, of the 1,650,899 shares beneficially owned, it has sole voting power with respect to 1,613,171 shares and sole dispositive power with respect to all 1,650,899 shares.

(4)
The Vanguard Group, Inc. stated in its Schedule 13G/A filing with the SEC on February 10, 2017 that, of the 1,266,725 shares beneficially owned, it has sole voting power with respect to 26,769 shares, shared voting power with respect to 1,900 shares, sole dispositive power with respect to 1,239,956 shares and shared dispositive power with respect to 26,769 shares.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officers

The following table lists the names, ages, certain positions and offices held by our executive officers as of March 24, 2017:

	Age	Office Held
Vivek Jain	45	Chairman of the Board and Chief Executive Officer
Alison D. Burcar	44	Corporate Vice President and General Manager, Infusion Consumables
Scott E. Lamb	54	Treasurer and Chief Financial Officer
Tom McCall	59	Corporate Vice President, Marketing and Communications and General Manager, Critical Care
Steven C. Riggs	58	Corporate Vice President, Operations

Mr. Jain joined the Company in February 2014 as Chairman of the Board and Chief Executive Officer. Mr. Jain served as CareFusion Corporation's ("CareFusion") President of Procedural Solutions from 2011 to February 2014. Mr. Jain served as President, Medical Technologies and Services of CareFusion from 2009 until 2011. Mr. Jain served as the Executive Vice-President-Strategy and Corporate Development of Cardinal Health from 2007 until 2009. Mr. Jain served as Senior Vice President, Business Development and M&A for the Philips Medical Systems business of Koninklijke Philips Electronics N.V., an electronics company from 2006 to August 2007. Mr. Jain served as an investment banker at J.P. Morgan Securities, Inc., an investment banking firm, from 1994 to 2006. Mr. Jain's last position with J.P. Morgan was as Co-Head of Global Healthcare Investment Banking from 2002 to 2006.

Ms. Burcar has served as our Corporate Vice President and General Manager, Infusion Consumables since February 2017. Ms. Burcar served as our Vice President and General Manager of Infusion Systems from July 2014 to February 2017. Ms. Burcar served as Vice President of Product Development from July 2009 to July 2014. Ms. Burcar served as our Vice President of Marketing from 2002 to July 2009, our Marketing Operations Manager from 1998 to 2002 and held research and development project/program management positions from 1995 to 1998.

Mr. Lamb has served as our Treasurer and Chief Financial Officer since February 2008. Mr. Lamb served as our Controller from 2003 to February 2008.  Mr. Lamb served as Senior Director of Finance for Vitalcom, Inc. from 2000 to 2003.

Mr. McCall has served as our Corporate Vice President, Marketing and Communications and General Manager, Critical Care since February 2017. Mr. McCall served as our Vice President and General Manager of Critical Care from July 2014 to February 2017. Mr. McCall served as our Vice President of Marketing from July 2010 to July 2014. Mr. McCall served as Vice President of Marketing Communications and Brand Strategy for Masimo Corporation from 2006 to 2010 and as Vice President of Corporate Marketing and Brand Development for Welch Allyn, Inc. from 2001 to 2006.

Mr. Riggs has served as our as Corporate Vice President, Operations since February 2017. Mr. Riggs served as our of Vice President of Operations from 2002 to October 2013 and resumed this position in February 2014 and served until February 2017. Mr. Riggs served as Acting Chief Executive Officer from October 2013 to February 2014. Mr. Riggs served as our Director of Operations from 1998 to 2002 and as our Senior Manager of Quality Assurance and Quality Control from 1992 to 1998.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes important information regarding the executive compensation program at ICU Medical, Inc. It describes our compensation philosophy, objectives regarding the compensation of our named executive officers, our policies and practices, and determinations related to executive compensation specific to 2016. For 2016, the term “named executive officers” represents the five executive officers in the compensation tables below:

•	Vivek Jain, our Chief Executive Officer (“CEO”) and Chairman of the Board;

•	Scott E. Lamb, our Treasurer and Chief Financial Officer (“CFO”);

•	Steve C. Riggs, our Corporate Vice President, Operations;

•	Alison D. Burcar, our Corporate Vice President and General Manager, Infusion Consumables; and

•	Tom McCall, our Corporate Vice President, Marketing and Communications and General Manager, Critical Care.

Executive Summary

Our executive compensation program is designed to provide a total compensation package intended to attract and retain high-caliber executive officers and employees, and also to incentivize employee contributions that are consistent with our corporate objectives and stockholder interests. The Compensation Committee believes it is important to provide a competitive total compensation package and share our success with our named executive officers, as well as our other employees, when our objectives are met.

2016 Business Highlights
We are one of the world’s leading pure-play infusion therapy companies with global operations and a wide-ranging product portfolio that includes IV solutions, IV smart pumps, dedicated and non-dedicated IV sets and needlefree connectors, along with pain management and safety software technology designed to help meet clinical, safety and workflow goals. In addition, the Company manufactures automated pharmacy IV compounding systems with workflow technology, closed systems transfer devices for hazardous IV drugs, and cardiac monitoring systems to optimize patient fluid levels.

•
Strong 1-year, 3-year and 5-year Total Shareholder Return. Our stock price increased from a closing of $112.78 per share at fiscal year-end 2015 to $147.35 per share at fiscal year-end 2016. Our total stockholder return, or TSR, for 2016 and the three-year and five-year periods ended December 31, 2016, was 30.7%, 131.3% and 227.4%, respectively. We ranked at the 80th, 80th and 57th percentiles among our compensation peer group for these periods, respectively.

•	Strong Operational and Financial Results. We experienced significant growth in revenue, net income, adjusted earnings per share, and adjusted EBITDA.

(in millions, except per share and per share amounts)
	2016	2015	Change
Revenue	$379.4	$341.7	11.0%
Net Income	$63.1	$45.0	40.2%
Adjusted EBITDA(1)	$134.1	$113.9	17.7%
Diluted earnings per share	$3.66	$2.73	34.1%
Adjusted Diluted EPS(2)	$4.88	$3.96	23.2%
Closing Stock Price at Fiscal Year-end	$147.35	$112.78	30.7%
____________________________
(1) Adjusted EBITDA adjusts from net income certain items as described in Annex A to this proxy statement. Our reconciliation of Adjusted EBITDA from net income is contained on Annex A to this proxy statement.
(2) Adjusted Diluted EPS represents diluted earnings per share adjusted for certain items as described in Annex A to this proxy statement. Our reconciliation of Adjusted Diluted EPS from diluted earnings per share is contained in Annex A to this proxy statement.

Completion of Acquisition of Pfizer’s Hospira Infusion Systems Business

On February 3, 2017, we completed our acquisition of Pfizer’s Hospira Infusion systems (“HIS”) business. We believe combining HIS with our current infusion therapy business will create a pure-play infusion business enabling us to offer customers a full suite of intravenous therapy devices and solutions. The combination unifies a split distribution channel which we believe in the long-term will reduce costs and improve efficiencies. We believe that the acquisition significantly expands our footprint allowing us to potentially compete more successfully on a global scale and eliminates our single customer concentration risk that clouded our strategic value. This transaction was not considered by the Compensation Committee in January 2017, when determining the named executive officers' 2016 cash bonuses.

Stockholder Engagement and Evolution of Compensation Program

Each year, the Compensation Committee considers the Say-On-Pay vote results from the prior Annual Meeting of Stockholders in its evaluation of the compensation program for our named executive officers. At our 2016 Annual Meeting of Stockholders, approximately 95% of the votes cast were voted in favor of our Say-On-Pay proposal, which we believe affirms our stockholders’ support of our executive compensation program, as well as the modifications we made to our executive compensation program following the results of our 2015 Say-On-Pay proposal.

In 2015, Institutional Shareholder Services (“ISS”), recommended that our stockholders vote against our Say-On-Pay proposal, which ultimately was not approved at our 2015 Annual Meeting of Stockholders, with approximately 28% of the votes cast in favor of the proposal. Even though the vote is only advisory in nature, at the request of our Board management spoke with major stockholders to better understand their views and concerns about our executive compensation program. In these discussions, stockholders were generally supportive of, and did not express substantial disagreement with, the overall design of our executive compensation program. Their concerns primarily focused on the size of our CEO’s "sign-on" compensation package, as well as the use of appreciation in our stock price as the sole measure for achievement of performance-based vesting for the 2014 stock option grants, versus other longer-term performance measures. As the Compensation Committee determines the compensation of our executive officers during the first fiscal quarter of each year - which preceded our 2015 Annual Meeting of Stockholders, it decided to address these concerns in making its 2016 executive compensation decisions.

2016 Program Changes

In 2016, upon consideration of the vote results, feedback from these stockholder discussions, and an analysis prepared by its compensation consultant, Compensia, the Compensation Committee made the following modifications to our executive compensation program for 2016, as further discussed below under “Elements of Executive Compensation”:

•	Granted performance-based RSU awards for 50% of each executive’s LTI award, in place of the performance-based stock options used in prior years;

•
For the performance-based RSU awards - selected compound annual growth rates (“CAGR”) in Adjusted EBITDA per share, subject to a 3-year cliff vesting, as the performance measure for our performance-based equity awards to strengthen the tie between our executive officers' long-term incentive ("LTI") compensation and our performance over a longer time-period. We selected this measure as it rewards our executive officers' based on the Company's continued financial and operational improvement and the measure is an indicator of the success of our executive officers' consistent business execution in driving long-term stockholder value creation with sensible capital deployment.

•	Reduced the multiplier used in calculating our CEO's LTI award from 4.5x to 3.0x of his base salary; and

•	Maintained each named executive officer’s base salary and target annual bonus opportunity at their 2015 levels.

In addition, in March 2017, our Board adopted our Amended and Restated 2011 Stock Incentive Plan. If our stockholders approve this plan at the Annual Meeting (as part of Proposal 2), then all equity awards granted under the plan on or after the date of this Annual Meeting will only accelerate and vest in full upon a change in control of the Company if the surviving entity does not assume or replace such outstanding awards with economically equivalent awards (as opposed to accelerating in full upon a “single-trigger” change in control).

Pay for Performance

"Pay for performance" is the underlying tenet of our compensation philosophy. Consistent with this focus, our 2016 executive compensation program includes annual performance-based cash bonuses and long-term incentive compensation, primarily in the form of RSU awards, both time- and performance-based.

For 2016, on average, approximately 75% of our named executive officers’ target total direct compensation consisted of "variable" pay (assuming target performance of cash bonuses and long-term performance RSUs) and included the following elements:

•
Performance-based cash. Our 2016 short-term performance-based cash bonuses are earned based on pre-set financial targets using Adjusted EBITDA as the performance measure. When the Company performs below target, cash incentive opportunities are reduced (as far as to $0). Cash incentive opportunities can range from 0% to 175% of target incentive opportunity based on performance. For 2016, the Company performed at 145% of target under the Adjusted EBITDA measure and cash incentives for our NEOs were paid at 132% - 145% of target incentive opportunity after review of individual and business unit performance.

•
Long-term performance RSU awards that are earned only upon achievement of performance goals over a three-year performance period. Our long-term performance RSUs recognize contributions to long-term success and long-term awards align our executive officers' compensation with Company performance and allow us to retain key employees through long-term vesting and potential wealth creation.

•
Time-based RSU awards. The time-based RSUs awarded to our executive officers balance pay-for-performance and retention objectives. Realized value will vary based on stock price performance. Retention is achieved via a three-year vesting period. These longer vesting periods reinforce the executives' focus on long-term stockholder value.

Payouts of these variable compensation elements closely align with our business financial results.

Fixed pay included base salaries and other benefits. The following chart shows the mix between "fixed" and "variable" pay for our named executive officers in 2016 (on average).

In particular, we believe that our equity compensation program supports a long-term performance orientation by aligning the interests of our executives and our stockholders. In 2016, the Compensation Committee granted performance-based RSU awards instead of stock options to the named executive officers, which it believes based on feedback from our stockholders better aligns our equity compensation program with stockholders’ interests. These RSU awards will be earned, if at all, based on the achievement of pre-established Adjusted EBITDA per share growth targets measured over a three-year period. In addition, in 2016 the Compensation Committee granted time-based RSU awards with multi-year vesting requirements, which are intended to satisfy our retention objectives.

Strong Governance and Compensation Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. Our compensation philosophy and related corporate governance policies and practices are complemented by the following specific compensation practices that are designed to align our executive compensation program with long-term stockholder interests:

What We Do:

•
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on Company performance, including short-term cash and long-term equity incentives, which also align the interests of our executive officers and stockholders.

•
Meaningful Stock Ownership Guidelines. We maintain guidelines for the minimum ownership of shares of our Common Stock by our executive officers and the non-employee members of our Board, including a 5x base salary requirement for our CEO and 1x base salary requirement for our other executive officers.

•
Performance-Based Annual Cash Bonuses: Our annual cash bonus program results in payments funded based on the achievement of pre-established Company financial performance goals and adjusted based on individual performance as determined by the Compensation Committee.

•
Multi-Year and Performance Vesting. The equity awards granted to our executive officers generally vest over multi-year periods, and 50% of the grant date value of the equity awards granted to our named executive officers in 2016 will be earned based on the achievement of a pre-established Adjusted EBITDA per share growth targets measured over a three-year period, which we believe is consistent with current market practice, our retention objectives and our pay for performance philosophy.

•	Limited Perquisites. We provide only limited perquisites or other personal benefits to our executive officers, such as a Section 401(k) matching contribution and Company-paid annual physicals.

•	Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.

•
Independent Compensation Committee Advisor. The Compensation Committee engaged its own compensation consultant to assist with its 2016 compensation reviews. This consultant performed no other services for us in 2016.

•
Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

•	Annual Say-on-Pay Vote. We conduct an annual Say-on-Pay vote, and our Board has recommended that our stockholders vote for a frequency of “one year” for future Say-on-Pay votes at this Annual Meeting.

What We Do Not Do:

•	No Tax Reimbursements. We do not provide any tax reimbursement payments (“gross-ups”) on any perquisites or other personal benefits or on any severance or change-in-control payments or benefits.

•	Hedging and Pledging Prohibited. We prohibit our executive officers and the non-employee members of our Board from hedging or pledging our securities.

•
No Defined Benefit Pension Plans. We do not currently offer, nor do we have plans to provide, pension arrangements or nonqualified deferred compensation plans or arrangements to our executive officers. At this time, we maintain a defined contribution plan that is intended to satisfy the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code (the “Code”), which is available to our executive officers on the same basis as our other full-time, salaried U.S. employees.

How We Determine Executive Compensation

Compensation Philosophy and Objectives

Our executive compensation program is designed to align our named executive officers’ interests with those of our stockholders by establishing a direct and meaningful link between our business financial results and their compensation. In determining total compensation of our named executive officers, the Compensation Committee has worked with its compensation consultant, as described in greater detail below in “Engagement of Compensation Consultant,” to implement compensation policies based on the following factors:

•	the overall business and financial performance of the Company;

•	the individual’s performance, experience and skills;

•	the terms of employment agreements or other arrangements with the individual;

•	competitive market data for similar positions based on the Company’s compensation peer group; and

•	results from the prior year’s stockholder advisory vote on the compensation of our named executive officers.

The main objectives of our executive compensation program are to:

•	provide competitive total pay opportunities that help attract, incentivize and retain leadership and key talent;

•	establish a direct and meaningful link between business financial results, individual/team performance and rewards;

•	provide strong incentives to promote the profitability and growth of the Company, create long-term stockholder value and incentivize superior performance; and

•	encourage the continued attention and dedication of our executives and provide reasonable individual security to enable our executives to focus on our best interests.

In making compensation decisions in 2016, the Compensation Committee believes that a critical factor in ensuring the Company’s ability to attract, retain and motivate its executive officers is ensuring that their compensation is competitive with companies that it considers to be competitors. In determining the appropriate level and form of compensation, the Compensation Committee reviews market data relating to the cash and equity compensation of similarly-sized medical device and life sciences companies that is provided by its compensation consultant, as described in greater detail below in “Engagement of Compensation Consultant.”

Engagement of Compensation Consultant

Since 2007, our Compensation Committee has engaged Compensia, a national compensation consulting firm, to assist each year in reviewing and making appropriate changes to our executive compensation guiding principles, to update our compensation peer group, to evaluate the competitiveness of our executive officers' compensation, and to assist it in the course of its deliberations concerning executive compensation decisions. Compensia serves at the discretion of the Compensation Committee.

In January 2016, Compensia conducted a compensation analysis (which our Compensation Committee used as a reference when setting our executive compensation levels), using the following peer companies:

Abaxis	Insulet	Natus Medical
ABIOMED	Integra LifeSciences	NuVasive
Cantel Medical	Masimo	NxStage Medical
Globus Medical	Meridian Bioscience	Wright Medical Group
Haemonetics	Merit Medical Systems	ZELTIQ Aesthetics

The market data used for the Compensation Committee’s comparative analysis is drawn from publicly-available sources for the companies in the compensation peer group. The peer group consists of companies in the publicly-held health care equipment and supply sectors that generally met the following characteristics: positive revenue growth, annual revenues of 0.5-2.0 times our revenues and aggregate market values of 0.5-3.0 times our aggregate market value. We believe these characteristics are relevant because their similarity captures the similarity in the labor market for executives.

Elements of Compensation

In setting compensation levels for our executive officers, the Compensation Committee considers each element of compensation separately as well as the aggregate value of all elements of compensation for each individual. Amounts realized or realizable from awards under prior bonus or incentive plans, including stock options, do not significantly influence the pay setting process of current compensation levels. The significant compensation components are base salary, annual cash bonuses and equity awards; we also provide severance and change in control payments and benefits.

Base Salaries

The Compensation Committee initially established the base salaries with our named executive officers as the result of an arms-length negotiation with each individual. It reviews base salaries when position responsibilities change.

The base salaries for 2016 remain unchanged from 2015. In reviewing the base salaries of our named executive officers in 2016, the Compensation Committee considered the market for similar positions based on the compensation peer group and took into account individual performance. The following table presents each named executive officer's base salary for 2016:

Name	Position	2016 Base Salary Rate
Vivek Jain	Chief Executive Officer/ Chairman of the Board	$650,000
Scott E. Lamb	Treasurer and Chief Financial Officer	$395,150
Steven C. Riggs	Vice President of Operations	$360,582
Alison D. Burcar	Vice President and General Manager Infusion Systems	$315,000
Tom McCall	Vice President and General Manager of Critical Care	$293,550

Annual Cash Incentives

Pursuant to the terms of our 2008 Performance-Based Incentive Plan (the “Performance-Based Incentive Plan”), the Compensation Committee sets target bonus opportunities and selects performance measures and related target levels for each year; we refer to this annual cash incentive program as our "MIP." Cash bonuses under the MIP are based on our actual performance for the applicable year based on the Company’s achievement of the performance measure target levels.

Financial performance was a key factor in decisions and outcomes for the 2016 MIP. Specifically, for 2016, payment of bonuses under the MIP was based on the achievement of Adjusted EBITDA goals. The performance against the target levels for the 2016 MIP accounted for 100% of the named executive officers’ cash bonuses for 2016, although the Compensation Committee reserved discretion to adjust any bonus.

The following table presents the 2016 target bonus opportunities and the eligible MIP range (threshold and maximum)as a percentage of total base salary for each named executive officer.

Name	Target Bonus (% of 2016 Base Salary)	Threshold Bonus (% of Target Bonus)	Stretch Bonus (% of Target Bonus)
Vivek Jain	100%	33%	175%
Scott E. Lamb	60%	33%	175%
Steven C. Riggs	60%	33%	175%
Alison D. Burcar	60%	33%	175%
Tom McCall	60%	33%	175%
Payouts under the 2016 MIP were based on achieving a pre-established Adjusted EBITDA target level for the year. The Compensation Committee determined to use Adjusted EBITDA as the performance measure under our 2016 MIP because it believes Adjusted EBITDA is a positive indicator of our operating results and increased stockholder value. For purposes of the 2016 MIP, "Adjusted EBITDA" means net income adjusted for intangible asset amortization expense, depreciation expense, stock compensation expense, restructuring and strategic transaction expense, gain on sale of building, legal settlements, impairment of assets held for sale and income tax expense, as further described in Annex A to this proxy statement. In early 2016, the Compensation Committee determined that the Stretch Bonus should be increased to 175%, from 150% in 2015. In determining this increase the Compensation Committee considered annual forecasts for the upcoming year, broader industry performance and analyst expectations. Consideration was also given to the cost/benefit of the additional upside opportunity. The Compensation Committee's analysis determined that the additional bonus payouts would be justified if the incremental level of EBITDA outperformance was reached. The intent of the MIP is to incentivize key employees for exceptional performance.

Based on a review of economic conditions, the Compensation Committee set performance goals under the 2016 MIP based on achievement of the following financial target levels:

	Threshold Goal	Target Goal	Stretch Goal
Adjusted EBITDA Performance (in millions)	$120.0	$125.0	$140.0
MIP % Payout	33%	100%	175%

The following table presents the possible threshold, target and stretch bonus payouts for the 2016 MIP, as well as the actual amounts earned under the MIP for each named executive officer for 2016. For achievement of an Adjusted EBITDA below the threshold goal, the named executive officers were not eligible to receive a cash bonus. Based on the Company's actual Adjusted EBITDA performance of $134 million for 2016, the potential payout was between the target and maximum payout levels, determined on a linear basis between the applicable upper and lower percentages. The actual MIP percentage payout for 2016 was determined to be 145% of target. In February 2017, based on the review of each named executive officer's individual performance and contributions to the Company's success, the individual performance factors for Ms. Burcar and Mr. McCall were adjusted slightly downward by the Compensation Committee to 95% and 91% of the 145% earned based on financial measures, respectively.

Name	Salary	Potential Threshold Bonus	Potential Target Bonus	Potential Maximum Bonus	Actual bonus paid	Actual bonus paid % of Target Bonus
Vivek Jain	$650,000	$214,500	$650,000	$1,137,500	$942,500	145%
Scott E. Lamb	$395,150	$78,240	$237,090	$414,908	$343,780	145%
Steven C. Riggs	$360,582	$71,395	$216,349	$378,611	$313,706	145%
Alison D. Burcar	$315,000	$62,370	$189,000	$330,750	$260,348	138%
Tom McCall	$293,550	$58,123	$176,130	$308,228	$232,404	132%
Equity Awards

We grant equity awards to our executive officers to align their interests with the interests of our stockholders and to achieve our retention objectives. The use of equity awards further promotes our efforts to encourage the profitability and growth of the Company through the establishment of strong incentives. In the case of performance-based equity awards, our Compensation Committee establishes performance targets no later than 90 days after the beginning of a performance period, while the outcome as to the performance targets is substantially uncertain.

In 2016, the Compensation Committee decided to grant performance-based RSUs in lieu of granting stock options to our named executive officers. This decision was based, in part, on the Compensation Committee's belief that performance-based RSUs drive performance on specific financial metrics that will translate into long-term stockholder value creation. We also believe a combination of performance and time-based RSUs effectively balance pay-for-performance and retention objectives.

The following table presents the equity award grants to our named executive officers for 2016.

Name	Total Target Award Multiple of Base Salary	Time-Based RSUs (#)	Time-Based RSUs ($)(1)	Performance RSUs (#)	Performance RSUs ($)(1)
Vivek Jain	3x	11,276	975,036	11,276	975,036
Scott E. Lamb	1.2x	2,742	237,101	2,742	237,101
Steven C. Riggs	1.2x	2,503	216,434	2,503	216,434
Alison D. Burcar	2x	3,643	315,010	3,643	315,010
Tom McCall	1.2x	2,037	176,139	2,037	176,139
____________________________
(1) Reflects the grant-date fair value of the time-based RSUs and performance-based RSUs.

Consistent with our overall pay philosophy, our Compensation Committee determined the size of the 2016 equity awards so that the target total direct compensation of the named executive officers fell in the competitive market range, as appropriate, after considering factors such as Company and individual performance, experience, longevity with the Company, internal pay parity considerations and unique requirements of the position.

The RSU awards granted to the named executive officers in 2016 were subject to the following provisions:

•
The performance-based RSUs have a three-year performance period and will be earned, if at all, upon the achievement of a minimum specified compound annual growth rate ("CAGR") in [Adjusted EBITDA per share]. At the beginning of the commencement period, it was determined that the shares of our Common Stock subject to the performance-based RSUs will be earned (and vest in full on December 31, 2018, the last day of the performance period), subject to the executive officer’s continued employment as of that date as follows:

Adjusted EBITDA Per Share CAGR	Percentage of awards that will vest
Less than 8%	0% - forfeited
At least 8% but less than 10%	100%
At least 10% but less than 12%	200%
Greater than 12%	300%

•	The time-based RSUs vest in equal annual increments over a three-year period from the date of grant.

•	We do not pay or accrue dividend equivalents on any RSU awards, including performance-based awards.

•
In the event of a corporate transaction or change in control of the Company, the time-based RSUs granted in 2016 would vest in full and the performance-based RSUs would be considered earned at the 200% level.

Severance and Change in Control Payments and Benefits

For 2016, the Company was a party to an employment agreement with our CEO and retention agreements with the remaining named executive officers. These agreements provide for severance payment and benefits upon a qualifying termination of employment, both outside and in the change in control context, as described in greater detail below in “Potential Payments upon Termination or Change in Control.” We believe that these payments and benefits are essential for us to fulfill our objective of attracting and retaining key managerial talent.

At the end of 2016, the Compensation Committee adopted the Severance Plan to be effective January 1, 2017. Initial participants in the Severance Plan include the named executive offices, except our CEO, as the retention agreements for these executives terminated pursuant to their terms at the end of 2016. The Severance Plan provides for the payment of severance and other benefits to participants in the event of a qualifying termination of employment with the Company, as described in greater detail below in “Potential Payments upon Termination or Change in Control”, and were determined following a review of Compensia’s analysis of relevant market data. Highlights of the severance benefits provided under our Severance Plan include:

•
12 to 18 months’ salary for all participating executives upon a qualifying termination (reduced from 18 to 24 months’ salary under the retention agreements). 18 months’ salary would only be paid upon a qualifying termination in connection with a change in control.

•
150% target bonus would only be paid upon a qualifying termination in connection with a change in control (as opposed to payable upon any qualifying termination -- regardless of a change in control -- under the retention agreements).

Our Compensation Committee believes these arrangements:

•	contribute to overall competitiveness of executive total compensation and enhance the Company’s ability to attract/retain key executives;

•	further align the interests of key executives with those of the Company’s stockholders and promote objective evaluations of strategy alternatives by executives;

•
motivate our executives to drive business success independent of the possible occurrence of any change-of-control transaction and reduce distractions associated with the potential for a transaction or termination of employment; and

•	maximize stockholder value by retaining "key" personnel through the completion of the transaction so that the Company is delivered in the condition bargained for by a potential acquirer.

In addition, if our stockholders approve our Amended and Restated 2011 Stock Incentive Plan (under Proposal 2), then all equity awards granted under the plan on or after the date of this Annual Meeting will only accelerate and vest in full upon a change in control of the Company if the surviving entity does not assume or replace such outstanding awards with economically equivalent awards (as opposed to accelerating in full upon a “single-trigger” change in control).

Health and Welfare Benefits; Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans. The Company does not provide pension or other post-retirement benefits, other than matching contributions under the Company’s 401(k) retirement plan. Except as described in the following sentence, the Company does not provide perquisites or other personal benefits to our executive officers. In addition, the Company reimburses the named executive officers for the cost of an annual physical examination.

Stock Ownership Guidelines

We maintain established stock ownership guidelines for our CEO and the non-employee members of our Board discussed below in "Compensation of Directors." Our CEO has up to five years from the time of appointment to acquire and retain shares of our Common Stock that equal or exceed five times his annual base salary. In 2014, we established stock ownership guidelines for our remaining executive officers. These executive officers have up to five years to acquire and retain shares of our Common Stock that equal the annual base salary of the executive officer. Shares beneficially owned by our CEO, our other executive officers, directly or indirectly, such as shares held by an immediate family member living in the same household or shares in a trust, and vested restricted shares and shares represented by vested RSUs, count toward meeting the stock ownership guidelines. All of our executive officers who have met the five year mark are in compliance with the stock ownership guidelines.

Anti-Pledging / Hedging Policies

All executive officers and non-employee members of our Board are prohibited from engaging in any speculative transactions in Company securities, including share pledging, engaging in short sales, engaging in transactions in put options, call options or other derivative securities, or engaging in any other forms of hedging transactions.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for its chief executive officer, and the three next most-highly compensated executive officers (other than its chief financial officer), unless compensation is “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Where reasonably practicable and to the extent that the Section 162(m) deduction disallowance becomes applicable to our Company, our compensation committee may seek to qualify the variable compensation paid to the covered executive officers for an exemption from the deductibility limitations. As such, in approving the amount and form of compensation for our named executive officers in the future, our compensation committee will consider all elements of the cost to our Company of providing such compensation, including the potential impact of Section 162(m) of the Code. However, the Compensation Committee may, in its judgment, authorize compensation payments that are not exempt from the deductibility limitations of Section 162(m) of the Code when it believes that such payments are appropriate to attract and retain executive talent or to advance any other aspects of our compensation philosophy or objectives and are in the best interests of our stockholders.

Section 280G of the Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.

Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, and will include the potential impact of Section 280G of the Code. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting Considerations

ASC Topic 718, Compensation-Stock Compensation, or ASC Topic 718, requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options and RSUs under our equity incentive award plans are accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Summary Compensation Table

The following table shows all compensation awarded to, earned by or paid to each of our principal executive officer, principal financial officer and the next three most highly compensated executive officers in 2016 whose 2016 total compensation exceeded $100,000. Non-equity incentive plan compensation in the table below are included in the year earned rather than the year actually paid; a portion of certain amounts may be paid in the following year.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-equity incentive plan compensation ($) (2)	All other compensation ($) (3)	Total ($)
Vivek Jain, Chairman of the Board and Chief Executive Officer	2016	650,000	—	1,950,072	—	942,500	9,275	3,551,847
	2015	650,000	—	1,462,587	1,462,519	975,000	948	4,551,054
	2014	574,162	—	4,000,013	11,898,739	910,000	—	17,382,914
Scott E. Lamb, Treasurer and Chief Financial Officer	2016	395,150	—	474,202	—	343,780	9,275	1,222,407
	2015	395,150	—	395,160	395,173	355,635	9,100	1,550,218
	2014	395,150	—	—	1,906,000	359,587	9,100	2,669,837
Steven C. Riggs, Vice President of Operations	2016	360,582	—	432,868	—	313,706	9,275	1,116,431
	2015	360,582	—	360,632	360,596	324,524	9,100	1,415,434
	2014	390,509	—	—	2,382,500	328,130	9,100	3,110,239
Alison D. Burcar, Vice President and General Manager of Infusion Systems	2016	315,000	—	630,020	—	260,348	9,275	1,214,643
	2015	315,000	—	315,009	315,009	283,500	9,100	1,237,618
	2014	315,000	—	—	1,429,500	264,600	9,559	2,018,659
Tom McCall, Vice President and General Manager of Critical Care	2016	293,550	—	352,278	—	232,404	9,100	887,332
	2015	293,550	—	176,189	176,151	237,776	9,100	892,766
	2014	293,550	40,000	—	70,360	143,840	8,085	555,835
____________________________

(1)
Amounts represents the grant date fair value of performance-based RSUs granted in the period and the grant date fair value of time-based RSUs granted during the period, each computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The amounts in this column assume the target level of performance conditions will be achieved. The grant date fair value of performance-based RSUs is based on the closing stock price on the date of grant and the probable outcome of the applicable performance conditions, which is the target value. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 7 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on March 1, 2017. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).

The following table presents the values of the performance-based RSUs (target and maximum) for each named executive officer.

	Performance-Based RSUs
Name	Target ($)	Maximum ($)
Vivek Jain	975,036	2,925,107
Scott E. Lamb	237,101	711,302
Steven C. Riggs	216,434	649,303
Alison D. Burcar	315,010	945,031
Tom McCall	176,139	528,418

(2)
The amounts for all named executive officers represent the cash bonuses earned by the named executive officers for fiscal year 2016 based on the achievement of Adjusted EBITDA goals and each respective officer's fiscal year 2016 performance and stretch performance goals, consistent with the terms of the Performance-Based Incentive Plan and MIP.

(3)
Other compensation includes our match on the officer’s 401(k) contributions and, for 2016, reimbursements for the cost of annual physical examinations that we provide for members of our senior management.

Grants of Plan-Based Awards in 2016

The following table presents awards in 2016 under the Company’s various incentive award plans.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant date fair value of stock and option awards (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vivek Jain
Performance bonus (1)	02/01/16	$214,500	$650,000	$1,137,500	—	—	$—
Performance RSUs (2)	02/05/16	$—	$—	$—	11,276	11,276	33,828		$975,036
RSUs (3)	02/05/16	$—	$—	$—	—	—	—	11,276	$975,036

Scott E. Lamb
Performance bonus (1)	02/01/16	$78,240	$237,090	$414,908	—	—	—
Performance RSUs (2)	02/05/16	$—	$—	$—	2,742	2,742	8,226		$237,101
RSUs (3)	02/05/16	$—	$—	$—	—	—	—	2,742	$237,101

Steven C. Riggs
Performance bonus (1)	02/01/16	$71,395	$216,349	$378,611	—	—	—
Performance RSUs (2)	02/05/16	$—	$—	$—	2,503	2,503	7,509		$216,434
RSUs (3)	02/05/16	$—	$—	$—	—	—	—	2,503	$216,434

Alison D. Burcar
Performance bonus (1)	02/01/16	$62,370	$189,000	$330,750	—	—	—
Performance RSUs (2)	02/05/16	$—	$—	$—	3,643	3,643	10,929		$315,010
RSUs (3)	02/05/16	$—	$—	$—	—	—	—	3,643	$315,010

Tom McCall
Performance bonus (1)	02/01/16	$58,123	$176,130	$308,228	—	—	—
Performance RSUs (2)	02/05/16	$—	$—	$—	2,037	2,037	6,111		$176,139
RSUs (3)	02/05/16	$—	$—	$—	—	—	—	2,037	$176,139
____________________________

(1)
Performance bonuses are payable under the Performance-Based Incentive Plan and 2016 MIP if certain annual financial achievements are met or exceeded. The amounts actually earned by our named executive officers from this bonus arrangement in 2016 are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. The material terms of the Performance-Based Incentive Plan are discussed above under the caption “Annual Cash Incentive.”

(2)
Performance RSUs are granted under the 2011 Stock Incentive Plan and have a performance period of three years from the date of grant. The performance RSUs will vest, if at all, upon the achievement of a minimum specified compound CAGR in Adjusted EBITDA per share, subject to a three-year cliff vesting ending on December 31, 2018. If at that date, our Adjusted EBITDA per share CAGR is at least 8% but less than 10%, 100% of the awarded units will vest. If our Adjusted EBITDA per share CAGR is at least 10% but less than 12%, 200% of the awarded units will vest. If our Adjusted EBITDA per share CAGR is greater than 12%, 300% of the awarded units will vest. If the Company does not achieve the threshold performance metric of Adjusted EBITDA per share CAGR of at least 8%, zero shares will be earned and the performance RSUs will be forfeited.

(3)	Amounts reflect the number of RSUs granted under the 2011 Stock Incentive Plan and vest ratably on the anniversary of the grant over three years.

(4)
Amounts represents the grant date fair value of performance-based RSUs granted in the period and the grant date fair value of time-based RSUs granted during the period, each computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The grant date fair value of performance-based RSUs is based on the closing stock price on the date of grant and the probable outcome of the applicable performance conditions, which is the target value. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 7 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on March 1, 2017.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2016 Table
In February 2014, the Company and Vivek Jain entered into an executive employment agreement (the “Agreement”), under which Mr. Jain serves as the Chief Executive Officer of the Company
The Agreement provides for an indefinite term, subject to earlier termination in connection with a termination of employment, and for the following compensation in respect of Mr. Jain’s services as Chief Executive Officer of the Company:

•	an annual base salary $650,000;

•
an initial non-qualified stock option grant (the “Initial Option”) to purchase shares of the Company’s Common Stock, at an exercise price equal to the closing price of such stock on the date of grant, with a “Black Scholes” value at grant of $11.7 million, as follows: fifty percent (50%) of the Initial Option vests ratably during the period of employment as to twenty-five percent (25%) of the shares subject thereto on each annual anniversary of Mr. Jain’s employment commencement date (February 13, 2014) and, to the extent vested, such shares will become exercisable based on achievement of milestones related to the price of the Company’s Common Stock during the period of employment and the term of the Initial Option;

•
the remaining fifty percent (50%) of the Initial Option (the “Time-Based Option”) vests during the period of employment as to twenty-five percent (25%) of the shares subject thereto on the one (1) year anniversary of the employment commencement date and as to 1/48th of the shares subject thereto on each monthly anniversary thereafter;

•
a RSU grant (the “Initial RSU”) with a value equal to $4,000,000 based on the closing price of the Company’s stock underlying the RSU on the date of grant, vesting ratably in equal annual increments over a three year period commencing on the employment commencement date;

•	participation in the annual bonus plan of the Company, pursuant to which Mr. Jain’s target bonus opportunity will not be less than one hundred percent (100%) of his base salary;

•	Mr. Jain will be considered for annual equity incentive awards under any applicable plans adopted by the Company during the period of employment for which executives are generally eligible;

•	paid annual vacation with vacation accrual of not less than five weeks per year; and

•	certain other benefits and reimbursements.

The Agreement also provides for certain payments and benefits upon a qualifying termination of employment or upon a change in control, as described under “Potential Payments upon Termination or Change in Control” below.

Outstanding Equity Awards at December 31, 2016

The following table contains information about stock and option awards held at December 31, 2016, by our named executive officers. Except as indicated below, stock awards and options were granted pursuant to our 2011 Stock Incentive Plan.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Vivek Jain	158,564	158,561	$58.79	(1)	02/24/24
	258,712	106,529	$58.79	(3)	02/24/24
	20,457	40,916	$88.76	(5)	02/11/25
						22,680	$3,341,898	(2)
						10,986	$1,618,787	(4)
						11,276	$1,661,519	(6)
									33,828	$4,984,556	(7)
	437,733	306,006				44,942	$6,622,204		33,828	$4,984,556
Scott E. Lamb	23,772	—	$46.53	(8)	02/01/22
	22,639	984	$61.76	(6)	02/06/23
	50,000	50,000	$58.79	(1)	02/24/24
	5,527	11,056	$88.76	(5)	02/11/25
						2,968	$437,335	(4)
						2,742	$404,034	(6)
									8,226	$1,212,101	(7)
	101,938	62,040				5,710	$841,369		8,226	$1,212,101
Steven C. Riggs	2,462	984	$61.76	(9)	02/06/23
	—	62,500	$58.79	(1)	02/24/24
	5,044	10,088	$88.76	(5)	02/11/25
						2,709	$399,171	(4)
						2,503	$368,817	(6)
									7,509	$1,106,451	(7)
	7,506	73,572				5,212	$767,988		7,509	$1,106,451
Alison D. Burcar	1,042	—	$43.62	(10)	07/20/21
	2,160	—	$46.53	(8)	02/01/22
	13,665	984	$61.76	(9)	02/06/23
	37,500	37,500	$58.79	(1)	02/24/24
	4,406	8,813	$88.76	(5)	02/11/25
						2,366	$348,630	(4)
						3,643	$536,796	(6)
									10,929	$1,610,388	(7)
	58,773	47,297				6,009	$885,426		10,929	$1,610,388

Tom McCall	209	—	$60.40	(11)	10/11/22
	376	187	$61.76	(9)	02/06/23
	781	2,188	$58.79	(3)	02/24/24
	2,464	4,928	$88.76	(5)	02/11/25
						1,324	$195,091	(4)
						2,037	$300,152	(6)
									6,111	$900,456	(7)
	3,830	7,303				3,361	$495,243		6,111	$900,456
____________________________

(1)
Performance stock options were granted pursuant to our 2014 Inducement Stock Incentive Plan (the "2014 Plan") on 02/24/2014 and vest ratably at 25% per year over four years. Fifty percent of the performance stock options will become exercisable when they satisfy the time-vesting schedule and the closing price of our Common Stock was equal to or more than 125% of the exercise price for 30 consecutive trading days during the term of the grant. The remaining 50% of the performance stock options will become exercisable when they satisfy the time-vesting schedule and the closing price of our Common Stock was equal to or more than 150% of the exercise price for 30 consecutive trading days during the term of the grant. Fifty percent of the performance options were exercisable at December 31, 2016.

(2)	RSU award granted on 02/24/2014 pursuant to our 2014 Plan and vests one-third annually. Market value is determined based on the closing price of our stock at December 31, 2016 of $147.35.

(3)	Time-based stock options were granted on 02/24/2014 under the 2014 Plan and vest 25% after one year, monthly for 36 months thereafter.

(4)	RSU award granted on 02/11/2015 and vests one-third annually. Market value is determined based on the closing price of our stock at December 31, 2016 of $147.35.

(5)
Performance stock options to purchase our Common Stock were granted on 02/11/2015. All of the performance stock options become exercisable when they satisfy the time-vesting schedule and the closing price of our Common Stock was equal to or more than 130% of the exercise price for 30 consecutive trading days during the term of the grant.

(6)	RSU award granted on 02/05/2016 and vests one-third annually. Market value is determined based on the closing price of our stock at December 31, 2016 of $147.35.

(7)
Performance awards granted on 02/05/2016 will vest, if at all, upon the achievement of a minimum specified compound CAGR in Adjusted EBITDA per share, subject to a three-year cliff vesting ending on December 31, 2018. If at that date, our Adjusted EBITDA per share CAGR is at least 8% but less than 10%, 100% of the awarded units will vest. If our Adjusted EBITDA per share CAGR is at least 10% but less than 12%, 200% of the awarded units will vest. If our Adjusted EBITDA per share CAGR is greater than 12%, 300% of the awarded units will vest. If the Company does not achieve the threshold performance metric, zero shares will be earned. Unearned shares and market value is determined based on the closing price of our stock at December 31, 2016 of $147.35 and assumes the maximum achievement level was reached. In calculating the number of performance shares and their value, we are required by SEC rules to compare the Company’s performance through 2016 under each outstanding performance award against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts.

(8)	Time-based stock options were granted on 02/01/2012 and vested 25% after one year, monthly for 36 months thereafter.

(9)	Time-based stock options were granted on 02/06/2013 and vest 25% after one year, monthly for 36 months thereafter.

(10)	Time-based stock options were granted on 07/20/2011 and vested 25% after one year, monthly for 36 months thereafter.

(11)	Time-based stock options were granted on 10/11/2012 and vested 25% after one year, monthly for 36 months thereafter.

Options Exercised and Stock Vested

The following table contains information about stock options exercised and vesting of RSUs during 2016, by the named executive officers of the Company.

		Option awards		Stock Awards
Name	Grant Type	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(2) ($)
Vivek Jain	RSU			28,172	$2,497,640
Scott E. Lamb	Option	75,000	$5,454,726
	RSU			1,484	$129,954
Steven C. Riggs	Option	118,361	$6,651,059
	RSU			1,354	$118,570
Alison D. Burcar	RSU			1,183	$103,595
Tom McCall	Option	20,259	$1,402,193
	RSU			661	$57,884
____________________________

(1)	Represents the difference between the fair market value of our stock underlying the options at exercise and the exercise price of the option.

(2)	Represents the amounts realized based on the fair market value of our stock on the vesting date.

Potential Payments upon Termination or Change in Control

Employment Agreement with Mr. Jain

In the event that Mr. Jain’s employment terminates as a result termination by the Company without “cause”, by Mr. Jain for “good reason”, or due to “disability” or death, he will receive, subject to delivery and non-revocation of a general release of claims in favor of the Company:

•
if such termination had occurred prior to the second annual anniversary of his employment commencement date (February 13, 2014), a lump sum payment in cash equal to three times the sum of (x) his base salary and (y) target bonus for the year of termination;

•
if such termination occurs on or following February 13, 2016, and not in connection with or following a change in control, a lump sum payment in cash equal to one times the sum of (x) his base salary and (y) target bonus for the year of termination;

•
if such termination occurs on or following February 13, 2016 and in connection with, or at any time following, a change in control, a lump sum payment in cash equal to two times the sum of (x) his base salary and (y) target bonus for the year of termination;

•	immediate vesting of one hundred percent (100%) of the shares subject to the Time-Based Option and the Initial RSU; and

•
extension of the exercise period for all of Mr. Jain’s outstanding Company stock options, to the extent vested, for a period of three years following the termination date, but in no event later the ten year term/expiration date of the applicable option.

In the event of a “change in control”, Mr. Jain will vest in one hundred percent (100%) of the shares subject to the Initial Option and Initial RSU, and all performance goals or other vesting criteria will be deemed achieved at target levels.

Retention Agreements

On December 2, 2013, we entered into retention agreements with Mr. Lamb, Mr. Riggs, Ms. Burcar, and Mr. McCall that were effective in 2016. All retention agreements expired in January 2017 and were replaced by the Severance Plan.
The retention agreements provided that, if within three months prior or 12 months after a change in control of the Company their employment is terminated for other than cause, disability or death or for good reason the officer will be entitled to the items that follow. These retention agreements do not contain any tax gross-up provisions but, instead provide for the same most favorable excise tax option.

Payments would have been made within sixty days following the date of termination. Payments to Mr. Lamb, Mr. Riggs, Ms. Burcar and Mr. McCall would have included the following if termination without cause or for good reason in connection with a change in control:

•	Mr. Lamb, Mr. Riggs and Ms. Burcar would have received 200% of their annual base salary. Mr. McCall would have received 150% of his annual base salary.

•	Mr. Lamb, Mr. Riggs and Ms. Burcar would have received 200% of their target annual bonuses. Mr. McCall would have received 150% is his target annual bonus.

•
Mr. Lamb, Mr. Riggs and Ms. Burcar's benefits for medical insurance, dental insurance, vision insurance, life insurance and disability insurance would continue through December 31, 2016. Mr. McCall's benefits for medical insurance, dental insurance, vision insurance, life insurance and disability insurance would continue through June 30, 2016.

•	Unvested stock options or other equity awards would vest 100% for Mr. Lamb, Mr. Riggs and Ms. Burcar and would vest 90% for Mr. McCall.

The retention agreements provided that, if employment is terminated by the Company other than for cause, disability or death, or by the employee for "good reason", in either case outside the change in control context, the employee would be entitled to receive 100% of their annual salary and 12 months of benefits.

All payments and benefits under the retention agreements were subject to the execution non-revocation of a general release of claims against the Company.

Equity Plan

As described above, the RSUs granted in 2016 will vest in full upon a corporate transaction or change in control (with performance-based RSUs vesting at the 200% level). In addition, upon a change in control under our 2011 Stock Incentive Plan, all outstanding equity awards granted before the date of this Annual Meeting will vest in full.

Definitions

For the purposes of the arrangements in place in 2016 (e.g., Mr. Jain's employment agreement, the 2011 Stock Incentive Plan and the retention agreements), a change in control generally means the following:

•	the acquisition by an individual, entity or group of beneficial ownership of 50% or more of either the outstanding Common Stock or voting securities of the Company; or

•	a change in the composition of the majority of the Board, which is not supported by a majority of the current Board; or

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or disposition of all or substantially all of the Company’s assets (unless certain conditions are met); or

•	approval of the stockholders of the Company of a complete liquidation or dissolution of the Company.

For the purposes of Mr. Jain's employment agreement, cause generally means the following:

•
his gross neglect and willful and repeated failure to substantially perform his assigned duties, which failure is not cured within 30 days after a written demand for substantial performance is received by him from the Board which identifies the manner in which the Board believes he has not substantially performed his duties; or

•	his engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or

•	his conviction of, or plea of no contest to, a felony or a crime involving fraud, embezzlement, or theft; or

•	his improper and willful disclosure of the Company’s confidential or proprietary information where such disclosure causes (or should reasonably be expected to cause) significant harm to the Company.

For the purposes of the retention agreements, cause generally means the following:

•
the employee’s intentional, willful and continuous failure to substantially perform his or her reasonable assigned duties (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the employee gives notice of termination for good reason), which failure is materially and demonstrably injurious to the Company, and which failure is not cured within 30 days after a written demand for substantial performance and is received by the employee from the Board which specifically identifies the manner in which the Board believes the employee has not substantially performed the employee’s duties; or

•
the employee’s intentional and willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or is intended to result in substantial personal enrichment; or

•	the employee’s conviction for a felony or the employee’s plea of nolo contendere in connection with a felony indictment.

For the purposes of Mr. Jain's employment agreement, good reason generally means the following and occurs without the employee's written consent and is not due to a circumstance applied by the Company to a group of similarly situated employees:

•	any significant diminution in his duties, responsibilities or authority; or

•	a material reduction in his annual base salary; or

•	a requirement that he reports to a corporate officer or employee instead of reporting directly to the Board; or

•	a material change in the location that he performs his principal duties, resulting in a material increase in the daily commuting distance; or

•	a material breach by the Company

For the purposes of the retention agreements, good reason generally means the following and occurs without the employee's written consent and is not due to a circumstance applied by the Company to a group of similarly situated employees:

•	any significant diminution in the employee’s duties, responsibilities or authority; or

•	a material reduction in the employee’s annual base salary; or

•	failure by the Company to continue a material compensation or benefit plan; or

•	a material change in the location the employee performs their principal duties, resulting in a material increase in the daily commuting distance; or

•	a material breach by the Company

Severance Plan

Effective January 1, 2017, we have adopted the Severance Plan for our named executive officers, other than the CEO. Under the Severance Plan, in the event of a termination of employment by the Company without “cause” or by the named executive officer for “good reason” (each, as defined in the Severance Plan), in either case outside the change in control context, the named executive officer will be eligible to receive:

•	A lump-sum cash payment in an amount equal to 12 months’ salary.

•	Company-paid COBRA premium payments for the named executive officer and the named executive officer’s covered dependents for up to 12 months.

•	A pro-rated lump-sum cash performance bonus, calculated based on the achievement of applicable performance goals or objectives for the year of termination.

In the event of a termination of employment by the Company without “cause” or by the named executive officer for “good reason”, in either case, within the period beginning 60 days prior to a “change in control” (as defined in the Severance Plan) and ending on the one-year anniversary of such change in control, the Severance Plan provides that the named executive officer will be eligible to receive:

•	A lump-sum cash payment in an amount equal to 18 months’ salary, plus 150% of the named executive officer’s target annual cash performance bonus for the year of termination.

•	Company-paid COBRA premium payments for the named executive officer and the named executive officer’s covered dependents for up to 18 months.

•	A pro-rated lump-sum cash performance bonus, calculated based on the achievement of applicable performance goals or objectives for the year of termination.

•	Full accelerated vesting of each outstanding time-based equity award held by the named executive officer as of his or her termination date.

The named executive officer’s right to receive the severance payments and benefits described above is subject to his or her delivery and non-revocation of a general release of claims in favor of the Company, and his or her continued compliance with non-solicitation covenants.

In addition, in the event that any payment under the Severance Plan, together with any other amounts paid to the named executive officer by the Company, would subject the named executive officer to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for the named executive officer.

The following table summarizes the payments and benefits that would have been made if the employment of a named executive officer had been terminated without cause by the Company or for good reason by the named executive officer (or, with respect to Mr. Jain, upon his death or disability) in connection with a change in control of the Company on December 31, 2016:

Change in Control Termination
	Vivek Jain	Scott E. Lamb	Steven C. Riggs	Alison D. Burcar	Tom McCall
Number of options that would accelerate	306,005	62,040	73,572	47,297	6,572
Number of PRSU/RSUs that would accelerate	67,494	11,194	10,218	13,295	7,303

Intrinsic value of accelerated options and equity awards	$35,818,855	$6,809,456	$7,715,927	$5,880,621	$1,524,692
Salary	$1,300,000	$790,300	$721,164	$630,000	$440,325
Bonus(1)	$1,885,000	$687,560	$627,412	$520,696	$348,606
Benefits	$—	$—	$—	$—	$—
Total	$39,003,855	$8,287,316	$9,064,503	$7,031,317	$2,313,623
____________________________
(1) The bonus amounts included are based on the target performance bonuses for 2016.

The following table summarizes the payments and benefits that would have been made if the employment of a named executive officer had been terminated without cause by the Company or for good reason by the named executive officer (or, with respect to Mr. Jain, upon his death or disability) on December 31, 2016 and not in connection with a change in control:

Termination not in Connection with a Change in Control
	Vivek Jain	Scott E. Lamb	Steven C. Riggs	Alison D. Burcar	Tom McCall
Number of options that would accelerate	306,005	—	—	—	—
Number of RSUs that would accelerate	22,680	—	—	—	—

Intrinsic value of accelerated options and equity awards	$29,215,512	$—	$—	$—	$—
Salary	$650,000	$395,150	$360,582	$315,000	$293,550
Bonus (1)	$942,500	$—	$—	$—	$—
Benefits	$—	$19,473	$19,473	$21,824	$16,034
Total	$30,808,012	$414,623	$380,055	$336,824	$309,584
____________________________
(1) The bonus amount included are based on the target performance bonus for 2016.

The following table summarizes the payments that would have been made upon a change in control on December 31, 2016:

	Vivek Jain	Scott E. Lamb	Steven C. Riggs	Alison D. Burcar	Tom McCall
Number of options that would accelerate	306,005	62,040	73,572	47,297	6,572
Number of PRSUs/RSUs that would accelerate	67,494	11,194	10,218	13,295	7,303

Intrinsic value of accelerated options and equity awards	$35,818,855	$6,809,456	$7,715,927	$5,880,621	$1,524,692
Total	$35,818,855	$6,809,456	$7,715,927	$5,880,621	$1,524,692

Director Compensation

In 2016, our non-employee directors received an annual cash retainer paid on a quarterly basis as follows:

	Board	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Annual Retainer - chairperson	—	$85,000	$80,000	$70,000
Annual Retainer - member	$60,000	—	—	—

In 2016, our non-employee directors also received equity awards of options to purchase our Common Stock and RSUs valued at approximately $150,000 in the aggregate, with approximately 50% consisting of options and 50% consisting of RSUs. As a result, in May 2016, each non-employee director received (i) an option grant to purchase 2,424 shares of our Common Stock, which is exercisable after one year and expires 10 years from the grant date and (ii) 743 RSUs which fully vest after one year. In addition, in January 2016, upon joining the Board Ms. Finney received pro-rated equity awards valued at approximately $75,000 in the aggregate, with approximately 50% consisting of options and 50% consisting of RSUs. As a result, Ms. Finney received an option grant to purchase 1,285 shares of our Common Stock and 362 RSUs, both of which have the same terms as the respective equity awards above.

While Dr. Lopez remains a member of the Board, Dr. Lopez has waived any annual retainer, meeting fees and equity payments made to non-employee members of the Board for their service. Dr. Lopez formerly served as an employee in our Research and Development Department, and terminated his employment with us effective September 30, 2015 (the “Termination Date”). Pursuant to a Buy-Out Agreement, dated as of September 30, 2015, between us and Dr. Lopez (the “Buy-Out Agreement”), subject to Dr. Lopez’s not revoking a general release of claims in favor of the Company, he is entitled to, among other things, (1) a cash payment in the aggregate equal to $1,837,500, paid in equal monthly installments until December 31, 2020; (2) continued vesting of any unvested stock options and RSUs held by Dr. Lopez as of the Termination Date, subject to continued vesting unless Dr. Lopez is removed from the Board for cause; (3) a lump sum cash payment equal to $700,000 in the event a change in control of the Company were to have occurred on or prior to January 31, 2016; (4) a continuation from his employment agreement of customary non-competition, non-solicitation and non-disparagement provisions; and (5) in Dr. Lopez’s capacity as a member of the Board, administrative type support services extended to Board members.

Douglas E. Giordano joined the Board in February 2017 in connection with the closing of the Company’s acquisition of Pfizer's Hospira Infusion Systems business ("HIS"). A portion of the purchase consideration for this acquisition was satisfied by the delivery of 3.2 million of the Company's newly issued shares of Common Stock to Pfizer. In connection with the Company's issuance of stock consideration, the Company and Pfizer entered into a Shareholder's Agreement which gives Pfizer the right to designate one individual for election to the Board so long as Pfizer beneficially owns at least 10% of the total outstanding shares of the Company stock. Mr. Giordano is Pfizer’s designated director. Mr. Giordano will not be compensated for his service on the Board.

The following table shows all compensation awarded to, earned by or paid to our non-employee directors for service as a director in 2016.

2016 Director Compensation Table

Name (1)	Fees earned or paid in cash ($)	Stock awards ($) (2)	Option awards ($) (3)(4)	Other ($)		Total ($)
George A. Lopez, M.D.	$—	$—	$—	$355,645	(5)	$355,645
Joseph R. Saucedo	$85,000	$75,088	$75,088	$—		$235,176
Richard H. Sherman, M.D.	$70,000	$75,088	$75,088	$—		$220,176
Robert S. Swinney, M.D.	$80,000	$75,088	$75,088	$—		$230,176
David Greenberg	$60,000	$75,088	$75,088	$—		$210,176
Elisha Finney	$60,000	$112,649	$112,576	$—		$285,225
____________________________
(1) Mr. Jain, our CEO, is not included in this table as he was an employee of the Company in 2016 and did not receive compensation for his services as a director. All compensation paid to Mr. Jain for the services he provided to us in 2016 is reflected in the Summary Compensation Table.
(2) On May 16, 2016, each non-employee director was granted 743 RSUs of the Company with a grant date fair value of $75,088. The fair value of the RSUs is based on the market price of our Common Stock on the date of the grant, or $101.06 per share. Messrs. Saucedo and Greenberg and Drs. Sherman and Swinney have 743 RSUs outstanding at December 31, 2016. On January 8, 2016, upon joining the Board, Ms. Finney received a pro-rated grant of 362 RSUs of the Company with a grant date fair value of $37,561, or $103.76 per share. At December 2016, Ms. Finney had 1,105 RSUs outstanding. We provide information regarding the assumptions used to calculate the value of all stock awards made to directors in Note 7 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on March 1, 2017. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).

(3)
On May 16, 2016, each non-employee director was granted 2,424 options to purchase shares of our Common Stock with a grant date fair value of $75,088. See Note 7 to our Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for the assumptions used in valuation of these options. In addition, upon joining the Board in January 2016, Ms. Finney received a pro-rated grant of 1,285 options to purchase shares of our Common Stock with a grant date fair value of $37,488. We provide information regarding the assumptions used to calculate the value of all stock options made to executive officers in Note 7 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on March 1, 2017. There can be no assurance that options will vest (if an option does not vest, no value will be realized by the individual).

(4)
At December 31, 2016, our non-employee directors held options to purchase shares of our Common Stock as follows: Dr. Lopez 373,433; Mr. Saucedo 35,872; Dr. Sherman 31,372; Dr. Swinney 50,372; Mr. Greenberg 5,338; and Ms. Finney 3,709.

(5)	Consists of amounts paid to Dr. Lopez in 2016 under the above mentioned Buy-Out Agreement.

Stock Ownership Guidelines

In 2011, we established stock ownership guidelines for the members of our Board. Our non-employee directors have up to five years from the adoption of the guidelines or within five years of joining the Board, if appointed or elected after 2011, to acquire and retain shares of our Common Stock that equal or exceed three times their annual base retainer. Shares beneficially owned by our non-employee directors, directly or indirectly, such as shares held by an immediate family member living in the same household or shares in a trust, and vested restricted shares and shares represented by vested RSUs, count toward meeting the stock ownership guidelines.

COMPENSATION POLICIES AND PRACTICES AND RISK MANAGEMENT

Our Compensation Committee considers potential risks when reviewing and approving the compensation programs for our executive officers and other employees. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our programs available for our executive officers:

•	A balanced mix of compensation components - The target compensation mix for our executive officers is composed of base salary, annual cash bonus incentives, and long-term equity awards.

•
Performance factor - Our incentive compensation plan uses a Company-wide metric for all executive officers to establish funding of our MIP which encourages focus on the achievement of objectives for the overall benefit of the Company.

•	Capped cash incentive awards - MIP awards are capped at 175% of target of the individual named executive officer.

•	Multi-year vesting - Equity awards vest over multiple years requiring long-term commitment on the part of employees.

•	Competitive positioning - The Compensation Committee has compared our executive compensation to our peers to ensure our compensation program is consistent with industry practice.

•	Corporate governance programs - We have implemented corporate governance guidelines, a code of conduct and other corporate governance measures and internal controls.

The Compensation Committee also reviews the key design elements of our compensation programs in relation to industry practices, as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and the Board.  Based on this review, our Compensation Committee concluded that based on a combination of factors, our compensation policies and practices do not incentivize excessive risk-taking that could have a material adverse effect on our Company.

EQUITY COMPENSATION PLAN INFORMATION

We maintain our 2011 Stock Incentive Plan under which we may grant RSUs and other equity awards, as well as options to purchase our Common Stock to our employees, directors and consultants. We also have a 2014 Inducement Stock Incentive Plan under which we have granted 250,405 RSUs and options to purchase our Common Stock. We had a 2001 Directors’ Stock Option Plan under which we granted options to purchase our Common Stock to our directors, which plan expired in November 2011 (although certain options under this plan remain outstanding). We also have an Employee Stock Purchase Plan, including outstanding rights to purchase 156,913 shares. Further information about the plans is in Note 7 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.  Information about the plans at December 31, 2016, is as follows:

				Number of shares remaining
	Number of shares to be issued upon exercise of outstanding		Weighted-average exercise	available for future issuance under equity compensation
Plan Category	options, warrants and rights		price of outstanding	plans (excluding shares
			options, warrants and rights (2)	reflected in column (a))
	(a)		(b)	(c)(3)
Equity compensation plans approved by stockholders	1,972,683		$58.89	682,544
Equity compensation plans not approved by stockholders (4)	205,046		$58.79	—
Total	2,177,729	(1)		682,544
 ____________________________
(1) This number includes the following: 1,640,374 shares subject to outstanding awards granted under the 2011 Stock Incentive Plan, of which 1,502,615 shares were outstanding stock options, 100,689 were outstanding RSU awards and 36,370 were outstanding performance RSU awards; 112,625 shares subject to outstanding awards under the 2001 Directors Plan, all of which were outstanding stock options; 205,046 shares subject to outstanding awards granted under the 2014 Plan, of which 182,366 were outstanding stock options and 22,680 were outstanding RSU awards; and 220,684 outstanding stock options from our 2003 Plan.
(2) The weighted average exercise price in column (b) does not take into account the outstanding RSUs and PRSUs, which do not have an exercise price.
(3) This number includes 525,631 shares of Common Stock available for issuance under the 2011 Stock Incentive Plan, and 156,913 shares of Common Stock available for issuance under our Employee Stock Purchase Plan. The number of shares remaining available for future issuance is based upon the vesting of the issued performance RSU awards if the threshold performance metric is achieved.
(4) This relates to our 2014 Inducement Stock Incentive Plan. There are no shares remaining available for future issuance under this plan.

In 2014 we adopted our 2014 Inducement Stock Incentive Plan. Pursuant to applicable stock exchange rules, stockholder approval of the 2014 Plan is not required as a condition of the effectiveness of the 2014 Plan. A description of the principal features of the 2014 Plan is set forth below.

The 2014 Plan is administered by our independent compensation committee which can authorize the issuance of any type of arrangement that is not inconsistent with the provisions of the 2014 Plan and can be granted to individuals who have not previously been an employee or director of the Company or a related entity. The maximum aggregate number of shares which may be issued pursuant to all awards under the 2014 Plan is 250,405 shares. The administrator determines the provisions, terms, and conditions of each award including, but not limited to, the award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria. The term of each award shall be the term stated in the award agreement, provided, however, that the term of any award shall be no more than ten years from the date of grant.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that directors Messrs. Saucedo, and Greenberg, Ms. Finney and Drs. Sherman and Swinney qualify as independent under NASDAQ Listing Rules. During the course of its review, the Board considers transactions and relationships between each director or director nominee (and such director’s immediate family) and the Company and its affiliates against the independence requirements of NASDAQ, including, with respect to Mr. Greenberg, his services as an executive officer of Medline Industries, Inc. ("Medline"), discussed further below under "Transactions with Related Persons." In the case of the Audit Committee and the Compensation Committee, the Board also considers applicable SEC rules.

Board Meetings and Committees and Attendance at Meetings

Membership on Standing Committees
	Independent	NCGC	AC	CC
George A. Lopez, M.D.
Joseph R. Saucedo	X		X,C	X
Richard H. Sherman, M.D.	X	X		X
Robert S. Swinney, M.D.	X	X,C
David C. Greenberg	X		X
Elisha W. Finney	X	X	X	X,C
Douglas E. Giordano
____________________________
NCGC    Nominating and Corporate Governance Committee
AC    Audit Committee
CC    Compensation Committee
C    Committee Chairperson

During 2016, the Board met 16 times, the Compensation Committee met five times, the Audit Committee met six times and the Nominating/Corporate Governance Committee met two times. All directors attended more than 75% of the total of all meetings of the Board and any committees on which they serve.

It is the policy of the Company to invite and encourage all members of the Board to attend each Annual Meeting of Stockholders, which are generally held by remote communication. Three of our directors attended the 2016 Annual Meeting of Stockholders.

Board Leadership Structure

Vivek Jain is our CEO and Chairman of the Board. The Board believes that Mr. Jain is best situated to serve as Chairman of the Board based upon his significant leadership position with the Company and his extensive knowledge about the industry. In addition, the Board believes that Mr. Jain's combined roles as Chairman and CEO position him to effectively identify strategic priorities for the Company and to lead Board discussions on the execution of Company strategy. The Board believes that the combined role of Chairman and CEO helps promote the Company’s overall strategic development and facilitates the efficient flow of information between management and the Board.

Because the Board also believes that strong, independent Board leadership is a critical component of effective corporate governance, in March 2017, the Board established the position of Lead Independent Director, adopted a Lead Independent Director Charter, and appointed David C. Greenberg to serve in the Board position.

The Lead Independent Director will be elected annually by a majority of the independent directors upon receiving a recommendation from the Nominating/Corporate Governance Committee. The Lead Independent Director’s responsibilities are set forth in the Lead Independent Director Charter adopted by the Board and Nominating/Corporate Governance Committee, and include, among others:

•	presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	consulting with the Chairman as to an appropriate schedule of Board meetings;

•	approving meeting agendas for the Board;

•
advising the Chairman as to the quality, quantity, and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

•	serving as principal liaison between the Chairman and the independent directors; and

•	performing other duties specified in the Lead Independent Director Charter.

Our Lead Independent Director Charter can be found on our website at www.icumed.com. The independent directors regularly meet in executive sessions in connection with regular meetings of the Board.

Board Oversight of Risk

The Board is responsible for oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee the most critical risks relating to our business, allocate responsibilities for the oversight of risks among the full Board and its committees, including its Audit, Nominating/Corporate Governance, and Compensation Committees, and see that management has in place effective systems and processes for managing risks facing us. Overseeing risk is an ongoing process and risk is inherently tied to our strategy and to strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board is responsible for oversight and direction, management is charged with identifying risk and establishing appropriate internal processes and an effective internal control environment to identify and manage risks and to communicate information about risk to the Board. Committees of the Board also play an important role in risk oversight, including the Audit Committee, which oversees our processes for assessing risks and the effectiveness of our internal controls. In fulfilling its duties, the Audit Committee considers information from our independent registered public accounting firm, Deloitte & Touche LLP, and our internal auditors. Additionally, the Compensation Committee periodically reviews the Company’s compensation policies and profile with management to ensure that compensation supports the Company’s goals and strategic objectives without creating risks that may have a material adverse effect on the Company. See “Executive Officer and Director Compensation-Compensation Policies and Practices and Risk Management” for further information about our risk management policies.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics for Directors and Officers. A copy is available on the Company’s website, www.icumed.com. The Company will disclose any future amendments to, or waivers from, the Code of Business Conduct and Ethics for Directors and Officers on our website within four business days following the date of the amendment or waiver.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee (the “Nominating Committee”) currently consists of Drs. Sherman and Swinney (Chairman), and Ms. Finney, each of whom the Board has determined is independent as defined by the NASDAQ Listing Rules. The Nominating Committee operates pursuant to a written charter adopted by the Board, a copy of which can be found on the Company’s website, www.icumed.com. The Nominating Committee’s role is to recommend to the Board policies on Board composition and criteria for Board membership, to identify individuals qualified to serve as directors and approve candidates for director and to recommend directors for appointment to committees of the Board. The Nominating Committee also makes recommendations to the Board concerning the nomination of the Lead Independent Director, the Company’s Corporate Governance Guidelines and Codes of Ethics and Business Conduct, oversees internal investigations of conduct of senior executives, if necessary, and conducts evaluations of the performance of the Board.

In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating Committee considers, among other things, relevant management and/or industry experience; values such as integrity, accountability, judgment and adherence to high performance standards; independence pursuant to the guidelines set forth in the NASDAQ Listing Rules; diversity; ability and willingness to undertake the requisite time commitment to Board service; and an absence of conflicts of interest with the Company. Pursuant to our director retirement policy that was adopted on April 30, 2015, no person may stand for election following his or her 76th birthday, and each serving director must resign upon his or her 76th birthday. The policy also requires that as a condition for the nomination of any director who would reach the age of 76 before the end of his or her term, he or she must submit an advance irrevocable resignation that becomes effective on the director's 76th birthday.

While the Nominating Committee does not have a specific policy in place, it believes that diversity brings different perspectives to a board of directors, which leads to a more varied approach to board issues. The Company has a general non-discrimination policy, which the Nominating Committee observes when considering candidates for the Board. While not giving specific weight to any aspect of diversity, the Board believes that its current composition has an appropriate level of diversity with respect to ethnicity and professional experience.

The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Nominating Committee will assess the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director that may come to the Nominating Committee’s attention through current directors, the Company’s professional advisors, stockholders or others.

The Nominating Committee will consider candidates recommended by stockholders. The deadlines and procedures for stockholder recommendations of director candidates are discussed below under “Nomination of Directors and Submission of Stockholder Proposals.” Following verification of the stockholder status of persons proposing candidates, the Nominating Committee will make an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the Nominating Committee, a potential candidate nominated by a stockholder will be treated like any other potential candidate during the review process by the Nominating Committee.

The Board, upon recommendation of our Nominating Committee, has approved and recommended to the Board the nominations of Vivek Jain, Elisha W. Finney, David C. Greenberg, George A. Lopez, M.D., Joseph R. Saucedo, Richard H. Sherman, M.D., Robert S. Swinney, M.D., and Douglas E. Giordano for election as directors at the Annual Meeting. The Nominating Committee considered the candidates’ past contributions to the Board, their willingness to continue to serve and the benefits of continuity in the membership of the Board and determined that the re-election and initial election of the these candidates was appropriate.
On October 6, 2016, the Company entered into an agreement to acquire Pfizer Inc.’s (Pfizer") Hospira Infusion Systems business. The transaction closed on February 3, 2017. A portion of the purchase consideration for this acquisition was satisfied by the delivery of 3.2 million of the Company's newly issued shares of Common Stock to Pfizer. In connection with the Company's issuance of stock consideration, the Company and Pfizer entered into a Shareholder's Agreement which gives Pfizer the right to designate one individual for election to the Company's Board so long as Pfizer beneficially owns at least 10% of the total outstanding shares of the Company stock. Mr. Giordano is Pfizer's designated nominee.

Audit Committee

The Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which consists of three directors, Messrs. Greenberg and Saucedo (Chairperson) and Ms. Finney, all of whom are independent directors as defined by the NASDAQ Listing Rules and Rule 10A(3)(b)(1) of the Exchange Act. As more fully described in the Audit Committee Charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of its financial statements. The Audit Committee's responsibilities include, but are not limited to, the appointment, compensation, retention and termination of our independent registered public accounting firm, reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; and reviewing and approving our critical accounting policies based on independent auditor recommendations.

The Board adopted a revised written Audit Committee Charter, a copy of which can be found on the Company’s web site, www.icumed.com.

The Board has determined that each of Messrs. Greenberg and Saucedo and Ms. Finney is an “audit committee financial expert” and is “independent,” as those terms are defined by applicable NASDAQ Listing Rules and Securities and Exchange Commission (“SEC”) regulations.

Audit Committee Report

The Company’s audited consolidated financial statements are included in the Company’s Annual Report on Form 10-K. The Audit Committee has reviewed and discussed those financial statements with management of the Company and has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board. Further, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed the independent auditor’s independence with them. Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

AUDIT COMMITTEE
Joseph R. Saucedo, Chairperson
David C. Greenberg
Elisha W. Finney

Compensation Committee

The Board has a Compensation Committee, currently consisting of Ms. Finney (Chairperson), Mr. Saucedo, and Dr. Sherman. The Board has determined that all members of the Compensation Committee, none of whom are employees, former employees of, or consultants to, the Company are independent directors as defined by the NASDAQ Listing Standards. The Compensation Committee operates pursuant to a written charter adopted by the Board, a copy of which can be found on the Company’s website, www.icumed.com.
Our Compensation Committee discharges the responsibilities of the Board relating to executive and director compensation. It reviews the performance of the Company and our CEO, sets performance objectives, establishes the compensation of the CEO, recommends to the Board the compensation of the other executive officers and authorizes the grant of options to employees, and awards under our bonus and incentive plans.

Our Compensation Committee engaged Compensia, a national compensation consulting firm in January, to advise on the performance-based compensation structure and awards, including the Performance-Based Incentive Plan, and to provide market data and other analysis for compensation of executive officers and members of our Board. Prior to making its decisions for executive officers other than the CEO, the Compensation Committee receives recommendations from the CEO as to the amounts and types of compensation and other awards for those executive officers.

Compensation Committee Report

The Company’s Compensation Discussion and Analysis ("CD&A") is included elsewhere in this Proxy Statement. Our Compensation Committee has reviewed and discussed the CD&A with management of the Company. Based on these reviews and discussions, our Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

COMPENSATION COMMITTEE
Elisha W. Finney, Chairperson
Joseph R. Saucedo
Richard H. Sherman, M.D.

Stockholder Communications

The Company’s Board of Directors has an established process for stockholder communications and it can be found on the Company’s website at http://ir.icumed.com/contactboard.cfm.

In the past year, the Board did not receive any stockholder communications that it considered material and therefore took no action.

Compensation Committee Interlocks and Insider Participation

During 2016, no member of the Compensation Committee was a current or former employee or officer of the Company, and no interlocking relationship existed, between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee. The Compensation Committee currently consists of Ms. Finney (Chairperson), Mr. Saucedo and Dr. Sherman.

Conflict of Interest Analysis

In 2016, Compensia, the compensation consultant engaged by our Compensation Committee, did not provide any services to us other than its consulting services to the Compensation Committee. The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation advisors on executive and non-employee director compensation and believes that the work of Compensia during 2016, raised no conflict of interest. In reaching this conclusion, our Compensation Committee has assessed the independence of Compensia taking into account, among other things, the six factors set forth in Exchange Act Rule 10C-1 and the applicable NASDAQ listing standards.

Family Relationships

Alison D. Burcar, the Company’s Vice President & General Manager of Infusion Systems, is the niece of Dr. Lopez, a director and the founder of the Company. There are no other family relationships among the executive officers or directors of the Company.

Transactions with Related Persons

David C. Greenberg, a director, serves as an executive officer of Medline. During 2016, in the ordinary course of business, Medline distributed a net amount of approximately $25 million of the Company’s products, representing less than 1% of Medline’s annual distribution business. Mr. Greenberg has no direct or indirect material interest in the sales and distributor relationship between us and Medline.

As of February 3, 2017, due to the HIS acquisition, Pfizer Inc. holds a beneficial interest in the Company greater than 5%. During 2016, in the ordinary course of business, sales to Pfizer were $114.5 million, representing less than 1% of Pfizer's 2016 fiscal year revenue.

Policies and Procedures Regarding Transactions with Related Persons

We attempt to review all related person transactions to ensure fairness to the Company and proper disclosure under SEC rules. Pursuant to the Audit Committee Charter, our Audit Committee is responsible for reviewing and approving all related person transactions. Additionally, our Board conducts annual reviews of each director to determine such director’s independence. We also require each of our executive officers and directors to complete a questionnaire that is intended to identify transactions or potential transactions that require disclosure under SEC rules or create a potential conflict of interest. In determining whether to approve a related party transaction, our Audit Committee considers the general fairness of the transaction to the Company, including the material terms and conditions of the proposed transaction, the related party’s interest, the amount involved in the transaction and whether the transaction is on terms comparable to terms available in a transaction involving an unrelated third party.

Pursuant to our written Code of Business Conduct and Ethics, each executive officer or director must receive approval of the Nominating/Corporate Governance Committee or the Board prior to engaging in certain transactions that are likely to involve a conflict of interest.

Compliance with Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of the Company’s Common Stock to file reports on prescribed forms regarding ownership of and transactions in the Common Stock with the SEC and to furnish copies of such forms to the Company. We typically prepare Section 16(a) forms on behalf of our executive officers and directors based on information provided by them. Based solely on a review of this information and representations by our executive officers and directors that no other reports were required, the Company believes that with respect to 2016, except as set forth herein, all Section 16(a) filings were filed on a timely basis. On January 13, 2016, one Form 4 for Ms. Finney was inadvertently filed late for equity awards granted upon her joining the Board and on September 13, 2016, one Form 4 for Ms. Virginia R. Sanzone was inadvertently filed late with respect to awards that vested.

MANAGEMENT PROPOSALS REQUIRING YOUR VOTE

Proposal 1- Election of Directors

Nominees and Directors

Seven of the eight directors currently constituting the Board, whose terms expire in 2017, are standing for reelection at the Annual Meeting to serve until the next annual meeting of stockholders or until such directors' successors are elected and qualified.

In addition, one new director that joined the Board in February 2017 in connection with the closing of the Company’s acquisition of HIS is standing for election at the Annual Meeting to serve until the next annual meeting of stockholders or until his successor is elected and qualified. A portion of the purchase consideration for this acquisition was satisfied by the delivery of 3.2 million of the Company's newly issued shares of Common Stock to Pfizer. In connection with the Company's issuance of stock consideration, the Company and Pfizer entered into a Shareholder's Agreement which gives Pfizer the right to designate one individual for election to the Board so long as Pfizer beneficially owns at least 10% of the total outstanding shares of the Company stock. Mr. Giordano is Pfizer’s designated director.

Based on the recommendation of the Nominating Committee, the Board nominated and recommends that you vote FOR Vivek Jain, George A. Lopez, M.D., Joseph R. Saucedo, Richard H. Sherman, M.D., Robert S. Swinney, M.D., David C. Greenberg, and Elisha W. Finney, who are now members of the Board and whose current terms of office are expiring, and that you vote FOR Douglas E. Giordano, who became a new member of the Board in February 2017.

It is not anticipated that the nominees will decline or be unable to serve as directors. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the Company’s Nominating/Corporate Governance Committee.

The following are summaries of the background, business experience and descriptions of the principal occupations of our directors. Directors’ ages are as of March 24, 2017.

Vivek Jain

Mr. Jain, 45, joined the Company as CEO and Chairman of the Board in February 2014. The Board believes that including the CEO as a director is an efficient way of ensuring continuity between the development and execution of the Company’s business strategies. Mr. Jain served as CareFusion Corporation's ("CareFusion") President of Procedural Solutions from 2011 to February 2014. Mr. Jain served as President, Medical Technologies and Services of CareFusion from 2009 until 2011. Mr. Jain served as the Executive Vice-President-Strategy and Corporate Development of Cardinal Health from 2007 until 2009. Mr. Jain served as Senior Vice President, Business Development and M&A for the Philips Medical Systems business of Koninklijke Philips Electronics N.V., an electronics company from 2006 to August 2007. Mr. Jain served as an investment banker at J.P. Morgan Securities, Inc., an investment banking firm, from 1994 to 2006. Mr. Jain's last position with J.P. Morgan was as Co-Head of Global Healthcare Investment Banking from 2002 to 2006.

George A. Lopez, M.D.

Dr. Lopez, 69, has been a director since 1984. He is the founder of the Company and served as Chairman of the Board, President and CEO from 1989 to February 2014, stepping down from these positions for health reasons. The Board believes Mr. Lopez should serve as a director due to his extensive experience with the Company and industry knowledge provides an invaluable insight to the Board of Directors on issues involving the Company and its goals.

Joseph R. Saucedo

Mr. Saucedo, 74, has been a director since 2001 and serves as Chair of the Audit Committee. He has been Chairman and President of Bolsa Resources, Inc., a business management consulting firm that provides both management consulting and financial accounting function support to manufacturing companies. He has a Master of Business Administration. Mr. Saucedo’s 30 years of financial and accounting experience include serving as President and CEO of a financial institution where he was responsible for overseeing the performance of the company, as an auditor for a major auditing firm, and currently, the review, analysis and evaluation of clients’ financial statements and financial consulting to manufacturing concerns at the Company. The Board believes

Mr. Saucedo should serve as director due to his financial knowledge and experience, particularly with respect to his service on the Audit Committee.

Richard H. Sherman, M.D.

Dr. Sherman, 70, has been a director since 1990, and is a member of the Compensation and Nominating/Corporate Governance Committees. He established and directed the Noninvasive Cardiology Laboratory, and the Cardiac Rehabilitation Program for Milford Memorial Hospital. He has been elected to local, county and state medical leadership positions and has served on nonprofit and private boards and their committees. In January 2015, he became an Honorary Medical Staff at Bayhealth Medical Center, retiring from nearly 40 years of private practice of Cardiology and Internal Medicine. He is a Leadership Fellow of the National Association of Corporate Directors. The Board believes Mr. Sherman should serve as a director due to his broad medical and leadership experience.

Robert S. Swinney, M.D.

Dr. Swinney, 71, has been a director since 1998, serves as Chair of the Nominating/Corporate Governance Committee, and previously served as a director from 1989 to October 1995. Dr. Swinney has more than 30 years of experience as a critical care physician in a large, public teaching hospital, where he has formerly served as the critical care unit director of the ICU Committee and Chair of the ICU Committee. Dr. Swinney also has experience in private primary care practice and emergency medicine. He holds two patents for medical products and, in his daily work, is frequently called upon to examine and evaluate new medical products. The Board of Directors benefits from Dr. Swinney’s medical and leadership experience, including Dr. Swinney’s work with patents, which has provided him with a high level of technical expertise, which keep him current on new developments in medical technology. The Board believes Mr. Swinney should serve as a director due to his medical and leadership experience, including Dr. Swinney’s work with patents, which has provided him with a high level of technical expertise and keeps him current on new developments in medical technology.

David C. Greenberg

Mr. Greenberg, 50, has been a director since 2015, serves as Lead Independent Director and is a member of the Audit Committee. He has been Executive Vice President, Strategy of Medline Industries, Inc. (“Medline”) since June, 2008. Medline is a privately held manufacturer and distributor of medical supplies uniquely positioned to provide products, education and support across the continuum of care. In that capacity, Mr. Greenberg is a member of Medline’s Executive Board and advises top leadership/ownership on all aspects of the business. Mr. Greenberg is responsible for Strategy, Business Development and M&A. Additionally, Mr. Greenberg is a Group President and has responsibility for Medline’s distribution business and several manufacturing and marketing divisions. Mr. Greenberg has served on the board of directors for Amendia, Inc., a spinal implant company. Previously, Mr. Greenberg spent thirteen years in a variety of leadership positions within Aon Corporation, including Chief Financial Officer of its Aon Global subsidiary. Mr. Greenberg is a director at Potrero Medical, Inc., the latest spinout of medical device incubator Theranova, LLC. The Board believes Mr. Greenberg should serve as a director due to his extensive knowledge and experience in the medical industry, demonstrated executive leadership in business and insight into financial matters.

Elisha W. Finney

Ms. Finney, 55, has been a director since January 2016, serves as Chair of the Compensation Committee and is a member of the Nominating/Corporate Governance Committee and the Audit Committee. Ms Finney was named Vice President, Finance and CFO of Varian Medical Systems in April 1999. In January 2005, she was promoted to Senior Vice President and given additional management responsibility for the Corporate Information Systems group. She was named Executive Vice President in February 2012. Varian Medical Systems is a leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiotherapy, radiosurgery, proton therapy and brachytherapy. Today, Ms. Finney manages a worldwide staff of 400. Her management responsibilities include corporate accounting; corporate communications and investor relations; internal financial and compliance audit; risk management; tax and treasury, and corporate information systems. Ms. Finney joined Varian as risk manager in 1988 and has assumed a wide variety of finance functions over her last 27 years with the company. Prior to joining Varian, Ms. Finney was with the Fox Group in Foster City, CA, and Beatrice Foods, a major food processing company, in Chicago, IL. Ms. Finney has served on the board of iRobot Corporation, a robotics technology company, since January 2017. Ms. Finney previously served on the boards of directors of: Laserscope from August 2005 until July 2006 when Laserscope was sold to American Medical Systems; Thoratec, a developer, manufacturer and marketer of proprietary medical devices for mechanical circulatory support from July 2007 to May 2013; and Altera Corporation, a manufacturer of programmable logic devices from September 2011 until December 2015, when Altera was sold to Intel. The Board believes Ms. Finney should serve as a director due to her extensive knowledge and experience in the medical industry and her financial knowledge and experience, particularly with respect to her service on the Audit Committee.

Douglas E. Giordano

Mr. Giordano, 53, has been a director since February 2017. As mentioned above, in connection with the Company's issuance of stock consideration for the acquisition of HIS from Pfizer, the Company and Pfizer entered into a Shareholder's Agreement which gives Pfizer the right to designate one individual for election to the Board so long as Pfizer beneficially owns at least 10% of the total outstanding shares of the Company stock, Mr. Giordano is Pfizer's designated director. Mr. Giordano has been Senior Vice President of Worldwide Business Development at Pfizer Inc. since June 2010, President and Treasurer at Pfizer subsidiary Medivation, Inc., a biopharmaceutical company that develops and commercializes medically innovative therapies, since September 2016 and Vice President of Pfizer subsidiary Icagen, Inc., a platform for drug discovery and development services to pharmaceutical and biotechnology companies, since October 2011. Mr. Giordano is responsible for Pfizer’s mergers and acquisitions, licensing and partnering activities. Mr. Giordano has had a series of strategy, business development and operating roles at Pfizer. He has been a key contributor to a variety of Pfizer transactions - including Pfizer’s acquisition and integration of Wyeth, Hospira, Medivation, and Anacor and the partnerships with Merck KGa, Eli Lilly, and BMS. Mr. Giordano also lead a variety of innovative US commercialization initiatives including the creation and launch of the Pfizer/Microsoft/IBM collaboration, Amicore, and the launch of the Pfizer for Living ShareCard and Pfizer Helpful Answers programs. Earlier in his Pfizer career Mr. Giordano worked in a mergers and acquisitions role within Pfizer’s Medical Technology Group - playing a key role in Pfizer’s acquisitions, technology licensing, and divestiture activity within medtech. Mr. Giordano is a director at ViiV Healthcare Limited, a private pharmaceutical company that develops HIV therapies and served as a director at Zoetis Inc., the world's largest producer of medicine and vaccinations for pets and livestock, from July 2012 to June 2013. The Board believes Mr. Giordano should serve as a director due to his extensive knowledge and experience in the biomedical industry and particularly, his managerial experience in business development, operations and strategies.

Proposal 2 - Approval of the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan

On March 27, 2017, our Board adopted, subject to stockholder approval, the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan (the “Amended Plan”), which makes the following material changes to the original ICU Medical, Inc. 2011 Stock Incentive Plan, as amended (the “Plan”):

•	Increases the number of shares of common stock (“shares”) available by 1,425,000 shares to a total of 4,179,510 shares;

•	Limits the number of shares which may be granted as incentive stock options under the Amended Plan to 4,179,510;

•	Imposes a $750,000 limit on the total aggregate value of cash compensation and equity-based awards granted under the Amended Plan for any non-employee director during any calendar year;

•
Provides that awards granted under the Amended Plan on or after its effective date will only accelerate and vest in full upon a change in control of the Company if the surviving entity does not assume or replace such outstanding awards with economically equivalent awards;

•
Mandates a vesting period of at least one year for all equity-based awards granted under the Amended Plan on or after its effective date, which applies to no less than 95% of the shares authorized for grant (subject to certain limited exceptions); and

•
Dividends and dividend equivalents payable in connection with all awards will only be paid out to the extent that the time- and performance-based vesting conditions are satisfied and the shares underlying such awards are earned and vest.

If the Amended Plan is approved, it will become effective on the date of this annual meeting.
The Board of Directors recommends that you vote FOR approval of the Amended Plan.
A copy of the Amended Plan is included as Appendix A to this proxy statement.

Proposed Share Reserve Increase
We are asking our stockholders to approve the Amended Plan because we believe the availability of an adequate reserve of shares under the Amended Plan is important to our continued growth and success. The purpose of the Amended Plan is to assist us in attracting, motivating and retaining selected individuals who will serve as our employees, directors and consultants, whose judgment, interest and special effort is critical to the successful conduct of our operation. We believe that the equity-based awards to be issued under the Amended Plan will motivate recipients to offer their maximum effort to us and help focus them on the creation of long-term value consistent with the interests of our stockholders. We believe that grants of equity incentive awards are necessary to enable us to continue to attract and retain top talent; if the Amended Plan is not approved, we believe our recruitment and retention capabilities will be adversely affected.
Background of Reasons for and the Determination of Shares Under the Amended Plan

In its determination to approve the Amended Plan, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards, which we believe is a primary incentive and retention mechanism for its employees, directors and consultants. In determining the number of shares by which to increase the share reserve under the Amended Plan, the Board reviewed the Compensation Committee’s recommendations, which were based on an analysis prepared by and recommendations of Compensia, the Compensation Committee’s independent compensation consultant (“Compensia”).
This review included a consideration of the following key metrics, factors and philosophies:

•
In February 2017, we acquired Pfizer’s HIS business and increased our employee count from 2,803 employees at December 31, 2016 to over 8,000 at the acquisition date. Our equity award program is broad-based and we expect the acquisition to significantly increase the number of employees that will be eligible to hold equity awards. From 2013 to 2016, legacy ICU employees and non-employee directors eligible for equity grants has risen from approximately 70 employees to almost 100 employees. With the acquisition of HIS we expect the number of equity grant eligible employees to increase to over xx. With our evolving business environment we need the flexibility to be able to adjust our equity grant practices in order to attract, motivate and retain talented employees critical to our operational success.

•
As of December 31, 2016, there were 525,631 shares remaining available for future grants under the Plan. Following our annual equity award grant in March 2017 (assuming performance share awards are granted in the year earned), 330,314 shares remained available.

•
In fiscal year 2016, we granted 409,173 in equity awards (assuming performance share awards are granted in the year earned). This represented a one year burn rate of approximately 2.53%. We define burn rate in a given year as the total number of Shares that underlie the equity compensation awards granted in that year with performance shares accounted for in the year they are earned, divided by the undiluted weighted average Shares outstanding during the year. Our three-year average burn rate was 4.24%; however this includes the sign-on year of our Chief Executive Officer and is also reflective of our move away from granting stock options to the grant of RSU awards, which impacts the burn rate. Our three-year average burn rate does not represent the normal historic burn rate we have typically experienced. We believe our fiscal 2016 burn rate is similar to companies our size and we believe we have managed our burn rate appropriately during fiscal 2016 and will continue to do so in the future.

•
When considering the number of additional shares to add to the Amended Plan, the Board also reviewed our overhang as a measure of dilution, which we define as the sum of the total number of Shares that underlie outstanding equity awards plus the total number of Shares available for issuance under our equity compensation plans as of such date divided by the sum of the total plan Shares and Shares outstanding as of such date. Our overhang as of December 31, 2016 was 16.5%, and on a proforma basis (assuming the 1,425,000 increase in the number of shares in the Amended Plan was authorized as of December 31, 2016) our overhang would have been 25.3%. Our overhang reflects the fact that we encourage option holders to hold their awards for extended periods of time after vesting. We believe this has the effect of extending the period during which the average equity award is reflected in the overhang calculation.

•
If we exhaust the share reserve under our Plan without approval of the Amended Plan, we would lose an important compensation tool that we use to align our employee interests with the short-term and long-term interests of our stockholders. If the Amended Plan is approved, after considering HIS and forecasting our anticipated growth rate for the next few years, we currently believe that the proposed share reserve under the Amended Plan would be sufficient for approximately eight to nine years. However, a change in business conditions or Company strategy could alter this projection.

•
Our employees are our most valuable assets. We strive to provide them with compensation packages that are competitive, but that also incentivize personal performance, help meet our retention needs and reinforce their incentives to manage our business as owners, thereby aligning their interests with those of our stockholders. To achieve these objectives, we historically have provided a significant portion of key employees’ total compensation in the form of equity awards, the value of which depends on our Company’s financial performance. Our goal is for long-term equity awards to continue to represent a significant portion of our employees’ total compensation.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time.
If this Proposal 2 is adopted, a maximum of 4,179,510 shares of common stock will be reserved for issuance under the Amended Plan, as amended and restated, which includes 525,631 shares currently available for future issuance, and the maximum aggregate number of shares that may be granted as incentive stock options (“ISOs”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) is 4,179,510. In light of the factors described above, the Board believes this number represents reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors and consultants to increase the value of the Company for all stockholders.
Section 162(m)
In addition to the above, we are asking stockholders to approve the Amended Plan to satisfy the stockholder approval requirements of Section 162(m) of the Code (“Section 162(m)”).
In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Amended Plan is discussed below, and stockholder approval of this Proposal 2 will be deemed to constitute approval of the material terms of the Amended Plan for purposes of the stockholder approval requirements of Section 162(m).
Stockholder approval of the material terms of the performance goals of the Amended Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Amended Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission for stockholder approval of the material terms of the performance goals of the Amended Plan should not be viewed as a guarantee that we will be able to deduct all compensation under the Amended Plan. Nothing in this proposal precludes us or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).
Stockholder Approval
If stockholders do not approve this Proposal 2 then the original Plan (not as amended and restated) will continue in full force and effect and we may continue to grant awards under the original Plan (and not the Amended Plan), whether or not such awards are subject to Section 162(m)’s compensation deduction limit.
The material terms of the Amended Plan are summarized below and qualified in their entirety by reference to the Amended Plan attached as Annex B to this proxy statement.

Material Terms of the Amended Plan

Eligibility. Our employees, consultants and non-employee directors are eligible to receive awards under the Amended Plan. Currently, approximately 260 employees and five non-employee directors are eligible to participate in the Amended Plan. We do not have any consultants who are currently eligible to participate in the Amended Plan.
Purpose. The purposes of the Amended Plan are to attract and retain the best available personnel, to provide additional incentives to our employees, consultants and directors through ownership of our shares, and to promote the success of the Company’s business.
Shares Reserved for Issuance under the Amended Plan. If this Proposal 2 is approved, the maximum aggregate number of shares which may be issued pursuant to all awards under the Amended Plan will be increased by 1,425,000 shares to a total of 4,179,510 shares. The number of shares available under the Amended Plan will be subject to adjustment in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure.
The maximum of shares which may be granted as incentive stock options under the Amended Plan is 4,179,510. The maximum number of shares with respect to which options and stock appreciation rights may be granted under the Amended Plan to a participant during a calendar year is 500,000 shares. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted under the Amended Plan to a participant during a calendar year is 250,000 shares. The foregoing limitations will be adjusted proportionately by the plan administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination will be final, binding and conclusive.
If this Proposal 2 is approved, a new limit of $750,000 will be imposed on the maximum aggregate cash compensation and grant-date value of equity-based awards which may be granted to a non-employee director under the Amended Plan in any calendar year.
Share Counting. Shares issued in connection with options and stock appreciation rights (“SARs”) will be charged against the Amended Plan’s share reserve on the basis of one share for each share issued in connection with such awards (and will be counted as one share for each share that is returned or deemed not to have been issued from the Amended Plan). Each share subject to awards other than options and SARs will be charged against the Amended Plan’s share reserve on the basis of 2.09 shares for each share issued in connection with such awards (and will be counted as 2.09 shares for each share that is returned or deemed not to have been issued from the Amended Plan). Any shares covered by an award which is forfeited, canceled, expires or is settled in cash, will be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the Amended Plan. Shares that have been issued under the Amended Plan pursuant to an award will not be returned to the Amended Plan and will not become available for future grant under the Amended Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. Shares tendered or withheld in payment of an option exercise price, shares withheld by the Company to pay any tax withholding obligation, all shares covered by the portion of a SAR that is exercised and shares purchased on the open market by the Company with the cash proceeds received from the exercise of options will not be returned to the Amended Plan and will not become available for future issuance under the Amended Plan.
Administration. The Amended Plan is administered, with respect to grants to officers, employees, directors, and consultants, by the Amended Plan administrator (the “Administrator”), defined as the Board or one or more committees designated by the Board. The Compensation Committee currently acts as the Administrator. With respect to grants to officers and directors, the Compensation Committee will be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code.
No Repricings without Stockholder Approval. The Company will obtain stockholder approval prior to (i) the reduction of the exercise price of any option or the base appreciation amount of any SAR awarded under the Amended Plan or (ii) the cancellation of an option or SAR at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares, in exchange for cash or for another option, restricted stock or other award (unless the cancellation and exchange occurs in connection with a change in control or other corporate transaction). Notwithstanding the foregoing, cancelling an option or SAR in exchange for another option, SAR, restricted stock, or other award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the exercise price or base appreciation amount of the original option or stock appreciation right will not be subject to stockholder approval.

Terms and Conditions of Awards. The Amended Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalent rights and SARs (collectively referred to as “awards”). Stock options granted under the Amended Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to our employees, consultants and directors or to employees, consultants and directors of our related entities. To the extent that the aggregate fair market value of the shares subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options will be treated as nonqualified stock options. Under the Amended Plan, awards may be granted to such employees, consultants or directors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the Amended Plan will be designated in an award agreement.
Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth under the above, to approve award agreements for use under the Amended Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the Amended Plan, to construe and interpret the terms of the Amended Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the Amended Plan, as the Administrator deems appropriate.
The term of any option or SAR granted under the Amended Plan will be stated in the applicable award agreement but the term of any such award may not exceed a term of more than 10 years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us), excluding any period for which the participant has elected to defer the receipt of the shares or other consideration issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.
Subject to certain adjustment provisions in the Amended Plan, awards granted under the Amended Plan on or after its effective date may not vest earlier than the first anniversary of the grant date of the award; provided, however, that such minimum vesting provision will not apply to awards that result in the issuance of an aggregate of up to 5% of the shares available under the Amended Plan as of its effective date. Additionally, the Administrator may choose to accelerate the vesting of any award in connection with or following a holder’s death, disability, termination of service or the consummation of a change in control.
The Amended Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our common stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). In the case of nonqualified stock options, stock appreciation rights, and awards intended to qualify as performance-based compensation, the exercise price, base appreciation amount or purchase price, if any, will be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the Amended Plan, the exercise or purchase price will be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares or with respect to options, payment through a broker-dealer sale and remittance procedure or a “net exercise” procedure.
Under the Amended Plan, the Administrator may establish one or more programs to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the Amended Plan separate programs for the grant of particular forms of awards to one or more classes of participants.
With respect to an award, dividends or dividend equivalents which are paid prior to vesting shall only be paid out to the grantee to the extent that the applicable vesting conditions are subsequently satisfied and the award vests. Dividend equivalents cannot be granted with respect to options or SARs.
Performance-Based Awards. The Amended Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: [(i) change in share price, (ii) operating earnings, operating profit margins, earnings before interest, taxes, depreciation, or amortization, net earnings, earnings per share (basic or diluted) or other measure of earnings; (iii) total stockholder return; (iv) operating margin; (v) gross margin; (vi) balance sheet performance, including debt, long or short term, inventory, accounts payable or receivable, working capital, or stockholders’ equity; (vii) return measures, including return on invested capital, sales, assets, or equity; (viii) days’ sales outstanding; (ix) operating income; (x) net operating income; (xi) pre-tax profit; (xii) cash flow, including cash flow from operations, investing, or financing activities, before or after dividends, investments, or capital expenditures; (xiii) revenue; (xiv) expenses, including cost of goods sold, operating expenses, marketing and administrative expense, research and development, restructuring or other special or unusual items, interest, tax expense, or other measures of savings; (xv) earnings before interest, taxes and depreciation; (xvi) economic value created or added;

(xvii) market share; (xviii) sales or net sales; (xix) sales or net sales of particular products; (xx) gross profits; (xxi) net income; (xxii) inventory turns; (xxiii) revenue per employee; and (xxiv) implementation or completion of critical projects involving acquisitions, divestitures, process improvements, product or production quality, attainment of other strategic objectives relating to market penetration, geographic expansion, product development, regulatory or quality performance, innovation or research goals]. The performance criteria may be applicable to the Company, any parent or subsidiary of the Company, and/or any individual business units of the Company or any parent or subsidiary of the Company.
Change in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares covered by outstanding awards, the number of shares that have been authorized for issuance under the Amended Plan, the exercise or purchase price of each outstanding award, the maximum number of shares that may be granted subject to awards to any participant in a calendar year, and the like, [may / will] be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the shares, (ii) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company or (iii) any other transaction with respect to our shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment will be made by the Administrator and its determination will be final, binding and conclusive.
Corporate Transaction / Change in Control. With respect to awards granted prior to the effective date of the Amended Plan, upon the consummation of a corporate transaction, all outstanding awards under the Amended Plan will terminate unless the awards are assumed in connection with the corporate transaction. In addition, except as provided otherwise in an individual award agreement, for the portion of each award that is neither assumed nor replaced, such portion of the award will automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by such portion of the award, immediately prior to the specified effective date of such corporate transaction, provided that the grantee’s continuous service has not terminated prior to such date.
With respect to awards granted prior to the effective date of the Amended Plan, except as provided otherwise in an individual award agreement, in the event of certain changes in control, each award which is at the time outstanding under the Amended Plan automatically will become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value), immediately prior to the specified effective date of such change in control, for all of the shares (or other consideration) at the time represented by such award, provided that the grantee’s continuous service has not terminated prior to such date.
With respect to awards granted on or after the effective date of the Amended Plan, if a change in control occurs and awards are not assumed or replaced by the surviving or successor entity in such change in control, then immediately prior to the change in control such awards, to the extent not assumed or replaced, will become fully vested and, as applicable, exercisable and will be deemed exercised or canceled in exchange for payment of the transaction consideration (net of any applicable exercise or purchase price due) immediately prior to the consummation of such transaction, and all forfeiture, repurchase and other restrictions on such awards will lapse immediately prior to such transaction. If an award vests and, as applicable, is exercised or canceled and paid out in lieu of being assumed or replaced in connection with a change in control, the award will terminate upon the change in control.
Amendment, Suspension or Termination of the Amended Plan. The Board may at any time amend, suspend or terminate the Amended Plan. The Amended Plan will terminate 10 years from the effective date in 2027 unless earlier terminated by the Board.
New Plan Benefits

Except with respect to grants of options and restricted stock units that will be awarded to each non-employee director serving on our Board at our 2017 annual meeting (which, pursuant to our director compensation program, each non-employee director serving on our Board as of the 2017 annual meeting will be granted stock options and restricted stock units valued at approximately $150,000 in the aggregate, which will vest over a one-year period from the date of grant subject to continued service), the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended Plan in the future, will be determined in the discretion of the Board or Compensation Committee, and neither the Board nor the Compensation Committee has made any determination to make future grants to any persons under the

Amended Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Amended Plan, or the benefits that would have been received by such participants if the Plan, as proposed to be amended and restated, had been in effect in the year ended December 31, 2016.
Plan Benefits

The table below sets forth summary information concerning the number of shares of our common stock subject to equity awards granted to certain persons over the course of the Plan.
Certain awards set forth in this table for the named executive officers were granted in 2016 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2016 and therefore also are included in the Director Compensation Table set forth in this Proxy Statement and are not additional awards.

Name	Stock Options	Restricted Stock Units
Named Executive Officers:
Vivek Jain, Chief Executive Officer and Chairman of the Board	561,373	39,030
Scott E. Lamb, Treasurer and Chief Financial Officer	178,979	14,503
Steven C. Riggs, Vice President of Operations	199,439	13,309
Alison D. Burcar, Vice President & General Manager of Infusion Systems	131,264	13,881
Tom McCall, Vice President & General Manager of Critical Care	29,392	6,059
All named executive officers, as a group	1,100,447	86,782
All non-employee directors, as a group:
Current director nominees:
George A. Lopez, M.D.	208,433	15,306
Joseph R. Saucedo	17,872	3,991
Richard H. Sherman, M.D.	17,872	3,991
Robert S. Swinney, M.D.	17,872	3,991
David C. Greenberg	5,338	1,535
Elisha W. Finney	3,709	1,105
Douglas E. Giordano	—	—
All non-employee directors, as a group	271,096	29,919
Each associate of any such directors, named executive officers or nominees	—	—
Each other person who received or are to receive 5% of such options or rights	—	—
All employees, other than named executive officers, as a group	470,516	88,142

Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Amended Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Non-Qualified Stock Options. If an optionee is granted a nonqualified stock option under the Amended Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
Other Awards. The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); restricted stock units or dividend equivalents are generally subject to tax at the time of payment.
Section 162(m) of the Code
Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to “covered employees” in a taxable year to the extent that compensation paid to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Amended Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.
The Section 162(m) deduction limitation does not apply to “qualified performance-based compensation.” In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code requires, among other things, that: (i) the compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee comprised of two or more “outside directors,” (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the shareholders and (iv) the compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.
Section 162(m) contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the “qualified performance-based compensation” exemption if (i) the awards are made by a compensation committee comprised of “outside directors”, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date.
The Amended Plan has been designed to permit our Compensation Committee to grant stock options, SARs and other awards which will qualify as “qualified performance-based compensation.”
If the Amended Plan is approved by our stockholders, our Compensation Committee may, but is not obligated to, grant awards under the Amended Plan that constitute “qualified performance-based compensation” under Section 162(m).
Section 409A of the Code.
Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Amended Plan and awards granted under the Amended Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Amended Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
Proposal 3 - Ratification of Auditors
Deloitte & Touche LLP (“Deloitte”) has been the Company’s independent registered public accounting firm since its selection by the Audit Committee on March 19, 2008. Deloitte was most recently ratified by the stockholders at the 2016 Annual Meeting of Stockholders as the independent registered public accounting firm of the Company for the year ended December 31, 2016.
The Audit Committee has appointed Deloitte to continue as the independent registered accounting firm of the Company for the year ending December 31, 2017. Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions. Although the ratification by stockholders is not required, if a majority of stockholders does not ratify the selection of Deloitte, the Audit Committee may continue to retain Deloitte or may consider whether it should appoint another independent registered public accounting firm.
The Board recommends that you vote FOR the ratification of the appointment of Deloitte.
Fees Paid to Auditors
It is the policy of our Audit Committee to have the engagement of our independent registered public accounting firm to perform any audit or non-audit services approved in advance by the Audit Committee. Such approval authority is delegated to the Chairman of the Audit Committee on behalf of the Audit Committee as permitted by the Audit Committee Charter. In 2015 and 2016, all fees to our auditors were pre-approved by the Audit Committee.

Deloitte was our independent registered public accounting firm in 2015 and 2016. Fees billed by Deloitte for 2015 and 2016 were as follows:

	2015	2016
Audit fees	$975,758	$1,107,156
Audit related fees	$—	$—
Tax fees	$—	$—
All other fees *	$158,950	$584,327
____________________________
*The 2016 fees were primarily related to the February 3, 2017 acquisition of Hospira Infusion Systems.

Proposal 4 - Advisory Vote to Approve Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, our Board is requesting that stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers for 2016 as described in the CD&A and Executive Compensation tables on pages 8 through 25 of this proxy statement.

The Board believes that the information provided above in the CD&A and Executive Compensation sections of this Proxy Statement demonstrates that our executive compensation programs are designed to emphasize pay for performance and are directed toward aligning management’s interests with our stockholders’ interests. Accordingly, our Board recommends that stockholders approve the following resolution:

RESOLVED, that the stockholders of ICU Medical, Inc. approve, on an advisory basis, the compensation paid to the Company's named executive officers as described in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.

This advisory Say-On-Pay vote is non-binding on the Board. Although the vote is non-binding, the Board and our Compensation Committee will review and thoughtfully consider the voting results when making future decisions concerning the compensation of the Company's named executive officers.

The Board recommends a vote FOR approval of the compensation of the Company's named executive officers.

Proposal 5 - Advisory Vote to Determine Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

As required by Section 14A(a)(1) of the Exchange Act of 1934, the below resolution enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers (referred to below as the “Frequency Proposal”). We are seeking an advisory, non-binding determination from our stockholders as to the frequency with which our stockholders have an opportunity to provide an advisory approval of the compensation of our named executive officers. Stockholders may vote for a frequency of one, two or three years, or abstain.

For the reasons described below, we recommend that our stockholders select a frequency of one year, or an annual vote. We believe that this frequency is appropriate because it will continue to enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our Proxy Statement, leading to a more meaningful and coherent communication between the Company and our stockholders on the compensation of our named executive officers. An annual advisory vote on executive compensation is consistent with our policy of seeking regular input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

Based on the factors discussed, the Board recommends that future votes on executive compensation occur every year until the next advisory Frequency Proposal. Stockholders are not being asked to approve or disapprove the Board’s recommendation, but rather to indicate their choice among the following frequency options: every year, every two years or every three years, or to abstain from voting.

The Board recommends a vote for a frequency of ONE YEAR for future advisory votes on executive compensation.

ANNUAL REPORT

The Company's Annual Report on Form 10-K for the year ended December 31, 2016 is being mailed to all stockholders together with this Proxy Statement.
THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND RELATED SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS A BENEFICIAL OWNER, OF COMMON STOCK OF THE COMPANY ON MARCH 24, 2017. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE SECRETARY OF THE COMPANY AT 951 CALLE AMANECER, SAN CLEMENTE, CA 92673. THE COMPANY’S ANNUAL REPORT ON FORM 10-K IS ALSO POSTED ON THE COMPANY’S WEBSITE, WWW.ICUMED.COM.

NOMINATION OF DIRECTORS AND SUBMISSION OF STOCKHOLDER PROPOSALS

As required and in accordance with our Bylaws, any stockholder who intends to nominate persons for election as directors at an Annual Meeting shall give timely written notice to the Secretary of the Company setting forth (a) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the corporation that are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder. Such notice shall include a signed consent of each such nominee to serve as a director of the Company, if elected. The notice shall also include certain other information about the stockholder giving notice and associates of such stockholder, as required by the Company’s Bylaws, and the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility for such proposed nominee to serve as a director of the Company.

Any stockholder who intends to propose any business at a meeting shall give timely written notice to the Secretary of the Company setting forth as to each matter the stockholder proposes to bring before the meeting, (i) a brief description of the business to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and record address of the stockholder giving the notice, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder, and by any other stockholders known by the stockholder giving the notice to be supporting the proposal and (iv) any material or financial interest of the stockholder in such business. The notice shall also include certain other information about the stockholder giving notice and associates of such stockholder, as required by the Company’s Bylaws.

In connection with the 2018 Annual Meeting, each of the notices described above will be timely if it is delivered to or mailed and received at the Company’s executive offices not earlier than October 12, 2017 and not later than December 11, 2017. If the date of the 2018 Annual Meeting is advanced or delayed more than 30 days from May 9, 2018 (the one-year anniversary of this year’s Annual Meeting), then in each case for notice by the stockholder to be timely, it must be delivered to the Secretary at the Company’s principal executive offices not later than the close of business on the later of (i) the 90th day prior to the 2018 Annual Meeting or (ii) the 15th day following the day on which public announcement of the date of the 2018 Annual Meeting is first made.

Consistent with SEC rules, a notice of a proposal that a stockholder is seeking to have included in the Proxy Statement for the 2018 Annual Meeting must be received by the Company at its principal executive offices no later than December 11, 2017, or if the date of the 2018 Annual Meeting is changed by more than 30 days from May 9, 2018, then a date that is a reasonable time before the Company begins to print and mail its proxy materials. All proposals submitted for inclusion in the Company’s proxy statement relating to the 2018 Annual Shareholders’ Meeting must comply with all of the requirements of SEC Rule 14a-8. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

OTHER MATTERS

The Company knows of no other matters to be brought before the Annual Meeting. If any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.

SOLICITATION OF PROXIES

The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail, telephone or via the Internet and personally by directors, officers and other employees of the Company, but such persons will not receive compensation for such services over and above their regular salaries. The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

The SEC has adopted rules that allow a company to deliver a single proxy statement and annual report to an address shared by two or more of its stockholders. This method of delivery, known as "householding," permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify Broadridge by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

BY ORDER OF THE BOARD OF DIRECTORS

Virginia Sanzone, Vice President General Counsel and Secretary

ANNEX A
Use of Non-GAAP Financial Information

This proxy contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. The non-GAAP financial measures included in this proxy are Adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS"). Adjusted EBITDA excludes intangible asset amortization expense, depreciation expense, stock compensation expense, restructuring and strategic transaction expense, gain on sale of building, legal settlements, impairment of assets held for sale and income tax expense. Adjusted Diluted EPS excludes, net of tax, intangible asset amortization expense, stock compensation expense, restructuring and strategic transaction expense, gain on sale of building, legal settlements and impairment of assets held for sale.

The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.

Reconciliations of 2016 GAAP to non-GAAP Financial Measures
(in thousands, except per share data)

Adjusted EBITDA
GAAP net income	$63,084

Non-GAAP adjustments:
Stock compensation expense (a)	15,242
Depreciation and amortization expense (b)	19,050
Restructuring and strategic transaction expense (c)	15,348
Impairment of assets held for sale (d)	728
Bargain purchase gain (e)	(1,456)
Provision for income taxes (f)	22,080
Total non-GAAP adjustments	70,992

Adjusted EBITDA	$134,076

Adjusted Diluted Earnings Per Share
GAAP diluted earnings per share	$3.66

Non-GAAP adjustments:
Stock compensation expense (a)	$0.88
Amortization expense (g)	$0.16
Restructuring and strategic transaction expense (c)	$0.89
Impairment of assets held for sale (d)	$0.04
Bargain purchase gain (e)	$(0.08)
Estimated income tax impact from adjustments (h)	$(0.67)
Adjusted diluted earnings per share	$4.88
____________________________
(a) Stock-based compensation expense in accordance with ASC 718.
(b) Depreciation of fixed assets and amortization of intangible assets.
(c) Restructuring and strategic transaction expense.
(d) Impairment of assets held for sale.
(e) Bargain purchase gain.
(f) Income tax expense recognized during the period.
(g) Amortization expense
 (h) Estimated income tax effect on adjustments for stock compensation expense, amortization expense and restructuring and strategic transaction expense, gain on sale of building, legal settlements and impairment of assets held for sale.

ANNEX B

AMENDED AND RESTATED
ICU MEDICAL, INC. 2011 STOCK INCENTIVE PLAN
1.Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business. The Plan amends and restates in its entirety the ICU Medical, Inc. 2011 Stock Incentive Plan, as amended (the “Original Plan”).

2.Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)“Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d)“Assumed” means that pursuant to a Corporate Transaction or Change in Control either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)“Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(f)“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)“Board” means the Board of Directors of the Company.

(h)“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction or a Change in Control, such definition of “Cause” shall not apply until a Corporate Transaction or a Change in Control actually occurs.

(i)“Change in Control” means:

(i)With respect to an Award granted prior to the Effective Date, a “Change in Control” as defined in the Original Plan; and

(ii)With respect to an Award granted on or after the Effective Date, a change in ownership or control of the Company effected through either of the following transactions:

(A)the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection, the following acquisitions shall not constitute a Change in Control: (i) any acquisition from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with all of clauses (A), (B) and (C) of subsection (c) of this section; or

(B)individuals who, as of the date hereof, constitute the members of the Board (the “Incumbent Directors”) ceasing for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors then in office shall be deemed to be an Incumbent Director (except that this proviso shall not apply to any individual whose initial election as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board); or

(C)the consummation of a reorganization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following three conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries)(such resulting or acquiring corporation is referred to as the “Acquiring Corporation”) in substantially the same proportions, relative to one another, as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, (B) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding voting securities of such corporation (except to the extent that such ownership existed prior to the Business Combination) and (C) a majority of the members of the board of directors of the Acquiring Corporation were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(D)approval of the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (A), (B), (C) or (D) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
(j)“Code” means the Internal Revenue Code of 1986, as amended.

(k)“Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l)“Common Stock” means the common stock of the Company.

(m)“Company” means ICU Medical, Inc., a Delaware corporation, or any successor entity that assumes the Plan in connection with a Change in Control.

(n)“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o)“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p)“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, except as otherwise determined by the Administrator, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(q)“Corporate Transaction” means any of the following transactions; provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)the complete liquidation or dissolution of the Company;

(iv)any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d‑3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r)“Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s)“Director” means a member of the Board or the board of directors of any Related Entity.

(t)“Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the

Related Entity to which the Grantee provides services does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u)“Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(v)“Effective Date” means, for purposes of the Plan (as amended and restated), the date on which the Plan is approved by the Company’s stockholders; provided, however, that solely for purposes of the last sentence of Section 12, the Effective Date shall be the date on which the Plan (as amended and restated) is adopted by the Board, subject to approval of the Plan (as amended and restated) by the Company’s stockholders. Notwithstanding the foregoing, the Original Plan shall remain in effect on its existing terms unless and until the Plan (as amended and restated) is approved by the Company’s stockholders.

(w)“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a Director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(x)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(y)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(z)“Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(aa)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(aa)“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(ab)“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ac)“Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(ad)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ae)“Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(af)“Plan” means this Amended and Restated 2011 Stock Incentive Plan.

(ag)“Related Entity” means any Parent or Subsidiary of the Company.

(ah)“Replaced” means that pursuant to a Change in Control or Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(ai)“Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(aj)“Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ak)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(al)“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(am)“Share” means a share of the Common Stock.

(an)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.Stock Subject to the Plan.

(a)Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is equal to the sum of [4,004,510] Shares (the “Share Limit”). The maximum aggregate number of Shares which may be issued pursuant to all Awards of Incentive Stock Options is [4,004,510] Shares. Notwithstanding the foregoing, any Shares covered by Awards other than Options and SARs shall be counted against the limit set forth herein as 2.09 Shares for every one (1) Share issued in connection with such Award (and shall be counted as 2.09 Shares for every one (1) Share returned or deemed not have been issued from the Plan pursuant to Section 3(b) below in connection with Awards other than Options and SARs). SARs payable in Shares shall reduce the maximum aggregate number of Shares which may be issued under the Plan only by the gross number of actual Shares issued to the Grantee upon exercise of the SAR. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; (iii) all Shares covered by the portion of an SAR that is exercised (whether or not Shares are actually issued to the Grantee upon exercise of the SAR) shall be considered issued pursuant to the Plan; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options shall not be returned to the Plan and shall not become available for future issuance under the Plan.

4.Administration of the Plan.

(a)Plan Administrator.

(i)Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b‑3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)Administration with Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii)Administration with Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards intended to qualify as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv)Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)to determine whether and to what extent Awards are granted hereunder;

(iii)to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)to approve forms of Award Agreements for use under the Plan;

(v)to determine the terms and conditions of any Award granted hereunder;

(vi)to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee, (B) the reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for cash or for another Option, SAR, Restricted Stock or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction or Change in Control. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock or other Award with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval;

(vii)to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii)to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix)to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator, provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.
(c)Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.Terms and Conditions of Awards.

(a)Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such Awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative; provided, however, that a Dividend Equivalent Right may not be granted or payable with respect to an Option or SAR.

(b)Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c)Conditions of Award.

(i)Subject to the terms of the Plan, the Administrator shall determine the provisions, terms and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) change in share price; (ii) operating earnings, operating profit margins, earnings before interest, taxes, depreciation, or amortization, net earnings, earnings per share (basic or diluted) or other measure of earnings;

(iii) total stockholder return; (iv) operating margin; (v) gross margin; (vi) balance sheet performance, including debt, long- or short-term, inventory, accounts payable or receivable, working capital, or shareholders’ equity; (vii) return measures, including return on invested capital, sales, assets or equity; (viii) days’ sales outstanding; (ix) operating income; (x) net operating income; (xi) pre-tax profit; (xii) cash flow, including cash flow from operations, investing, or financing activities, before or after dividends, investments or capital expenditures; (xiii) revenue; (xiv) expenses, including cost of goods sold, operating expenses, marketing and administrative expense, research and development, restructuring or other special or unusual items, interest, tax expense or other measures of savings; (xv) earnings before interest, taxes and depreciation; (xvi) economic value created or added; (xvii) market share; (xviii) sales or net sales; (xix) sales or net sales of particular products; (xx) gross profits; (xxi) net income; (xxii) inventory turns; (xxiii) revenue per employee; and (xxiv) implementation or completion of critical projects involving acquisitions, divestitures, process improvements, product or production quality, attainment of other strategic objectives relating to market penetration, geographic expansion, product development, regulatory or quality performance, innovation or research goals. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award intended to be performance-based compensation.

(ii)The Administrator, in its sole discretion, may provide for inclusion or exclusion of the impact of an event or occurrence which the Administrator determines should appropriately be excluded, including (i) restructurings, discontinued operations, special items, and other unusual, infrequently occurring or non-recurring charges, events or items; (ii) asset sales or write-downs; (iii) litigation or claim judgments or settlements; (iv) acquisitions or divestitures; (v) reorganization or change in the corporate structure or capital structure of the Company; (vi) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management; (vii) foreign exchange gains and losses; (viii) a change in the fiscal year of the Company; (ix) the refinancing or repurchase of bank loans or debt securities; (x) unbudgeted capital expenditures; (xi) the issuance or repurchase of equity securities and other changes in the number of outstanding shares; (xii) conversion of some or all of convertible securities to Common Stock; (xiii) any business interruption event; (xiv) changes in pricing; (xv) changes in foreign currency exchange rates; (xvi) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles; (xvii) gains and losses that are treated as unusual in nature or that occur infrequently under Accounting Standards Codification Topic 225; or (xviii) the effect of changes in other laws or regulatory rules affecting reported results.

(d)Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction, and any Shares subject to such Awards will not count against the Share Limit.

(e)Deferral of Award Payment. To the extent consistent with Applicable Laws, the Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon vesting, exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)Individual Limitations on Awards.

(i)Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be five hundred thousand (500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii)Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be two hundred fifty thousand (250,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii)Director Award Limit. Notwithstanding any provision to the contrary in the Plan, the sum of any cash compensation and the grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards granted under the Plan to a non-employee Director during any calendar year shall not exceed the amount equal to $750,000.

(h)Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i)Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j)Term of Award. The term of each Option and SAR shall be the term stated in the Award Agreement, provided, however, that the term of any Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(k)Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award, in the event of the Grantee’s death, on a beneficiary designation form provided by the Administrator.

(l)Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(m)Dividend and Dividend Equivalent Rights. Dividends and Dividend Equivalent Rights with respect to an Award shall only be paid to the Grantee to the extent that the applicable vesting conditions are subsequently satisfied and the Award vests.

(n)Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 11, Awards granted under the Plan on or after the Effective Date shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the Shares available pursuant to Section 3.1(a) as of the Effective Date may be granted to any one or more Grantees without respect to such minimum vesting provisions. Nothing in this Section 6(n) shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Grantee’s death, disability, termination of Continuous Service or the consummation of a Change in Control.

7.Award Exercise or Purchase Price, Consideration and Taxes.

(a)Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i)In the case of an Incentive Stock Option:

(A)granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v)In the case of other Awards, such price as is determined by the Administrator.

(vi)Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i)cash;

(ii)check;

(iii)surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v)with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi)any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award, the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

8.Exercise of Award.

(a)Procedure for Exercise; Rights as a Stockholder.

(i)Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b)Exercise of Award Following Termination of Continuous Service.

(i)An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii)Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii)Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.Conditions upon Issuance of Shares.

(a)If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b)As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.Adjustments upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted as incentive stock options or to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment, [shall / may] be proportionately adjusted for (i) any increase or decrease in the number of issued

Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.Corporate Transactions and Changes in Control.

(a)With respect to Awards granted prior to the Effective Date:

(i)Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(ii)Acceleration of Award upon Corporate Transaction or Change in Control.

(A)Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(B)Change in Control. Except as provided otherwise in an individual Award Agreement, in the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately prior to the specified effective date of such Change in Control, for all of the Shares (or other consideration) at the time represented by such Award, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(b)With respect to Awards granted on or after the Effective Date, if a Change in Control occurs and a Participant’s outstanding Awards are not Assumed or Replaced by the surviving or successor entity in such Change in Control, in any case, as determined by the Administrator, then immediately prior to the Change in Control such outstanding Awards, to the extent not Assumed or Replaced, shall become fully vested and, as applicable, exercisable and shall be deemed exercised or canceled in exchange for payment of the transaction consideration (net of any applicable exercise or purchase price due) immediately prior to the consummation of such transaction, and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such transaction. If an Award vests and, as applicable, is exercised or canceled and paid out in lieu of being Assumed or Replaced in connection with a Change in Control, the Award shall terminate upon the Change in Control.

(c)Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12.Effective Date and Term of Plan. The Plan (as amended and restated) shall become effective upon the Effective Date. The Plan (as amended and restated) shall continue in effect for a term of ten (10) years from the Effective Date.

13.Amendment, Suspension or Termination of the Plan.

(a)The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a).

(b)No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

14.Reservation of Shares.

(a)The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause including, but not limited to, Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16.No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.Stockholder Approval. The Plan (as amended and restated) will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan (as amended and restated). Awards may be granted or awarded under the Plan (as amended and restated) and subject to the terms and conditions of the Original Plan following the Board’s adoption of the Plan (as amended and restated) unless and until the Plan (as amended and restated) receives stockholder approval. Awards granted from and after stockholder approval of the Plan (as amended and restated) will be subject to the terms and conditions of the Plan (as amended and restated). If the Plan (as amended and restated) is not approved by stockholders within twelve (12) months after its adoption by the Board, then the Original Plan shall continue on its existing terms and conditions and the Plan (as amended and restated) shall be of no force or effect.

18.Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19.Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20.Nonexclusivity of the Plan. Neither the adoption of the Plan (as amended and restated) by the Board, the submission of the Plan (as amended and restated) to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21.Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

icumedical
human connections

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ICUI2017

You may attend the Meeting via the Internet and vote during the Meeting before the polls are closed. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E22894-P91276 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ICU MEDICAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Vivek Jain
02) George A. Lopez, M.D.
03) Joseph R. Saucedo
04) Richard H. Sherman, M.D.
05) Robert S. Swinney, M.D.
06) David C. Greenberg
07) Elisha W. Finney
08) Douglas E. Giordano

The Board of Directors recommends you vote FOR proposals 2, 3, and 4, and vote "One Year" on Proposal 5.

	For	Against	Abstain
2. To approve the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan.	☐	☐	☐
3. To ratify the selection of Deloitte & Touche LLP as auditors for the Company for the year ending December 31, 2017.	☐	☐	☐
4. To approve named executive officer compensation on an advisory basis.	☐	☐	☐

	One Year	2 Years	3 Years	Abstain
5. To approve on an advisory basis, the frequency of the advisory vote on the compensation of the named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

E22895-P91276

ICU MEDICAL, INC.
Annual Meeting of Shareholders
May 9, 2017
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Vivek Jain and Scott E. Lamb, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided on the other side, all the shares of ICU MEDICAL, INC. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 9, 2017 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

HEREIN BY THE UNDERSIGNED, IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AND VOTE FOR ONE YEAR ON PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

V.1.2